Global. Connected. Sustainable.

4Q
17

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

DIGITAL REALTY

Financial Supplement
Table of Contents	Fourth Quarter 2017

Financial Supplement
Corporate Information	Fourth Quarter 2017

Corporate Profile
Digital Realty Trust, Inc. owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from financial services, cloud and information technology services, to manufacturing, energy, healthcare, and consumer products. As of December 31, 2017, the company's 205 data centers, including 18 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty's portfolio is comprised of approximately 27.7 million square feet, excluding approximately 2.7 million square feet of space under active development and 1.7 million square feet of space held for future development, located throughout North America, Europe, Asia and Australia. For additional information, please visit the company's website at www.digitalrealty.com.

Corporate Headquarters
Four Embarcadero Center, Suite 3200
San Francisco, California 94111
Telephone: (415) 738-6500
Website: www.digitalrealty.com

Senior Management
A. William Stein: Chief Executive Officer
Andrew P. Power: Chief Financial Officer
Scott E. Peterson: Chief Investment Officer
Chris Sharp: Chief Technology Officer

Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website: www.digitalrealty.com
(Please proceed to the Investor Relations section)

Analyst Coverage

Bank of America
Merrill Lynch	Barclays Capital	Citigroup	Cowen & Company	Credit Suisse
Michael J. Funk	Ross Smotrich	Michael Rollins	Colby Synesael	Sami Badri
(646) 855-5664	(212) 526-2306	(212) 816-1116	(646) 562-1355	(212) 538-1727

Jeffrey Spector	Dan Occhionero	Emmanuel Korchman	Jonathan Charbonneau
(646) 855-1363	(212) 526-7164	(212) 816-1382	(646) 562-1356

Deutsche Bank	Green Street Advisors	Guggenheim Securities	Jefferies	JP Morgan
Vincent Chao	Lukas Hartwich	Robert Gutman	Jonathan Petersen	Richard Choe
(212) 250-6799	(949) 640-8780	(212) 518-9148	(212) 284-1705	(212) 662-6708

Mike Husseini	David Guarino	Michael Hart	Omotayo Okusanya
(212) 250-7703	(949) 640-8780	(212) 518-9190	(212) 336-7076

KeyBanc Capital	Morgan Stanley	Raymond James	RBC Capital Markets	R.W. Baird
Jordan Sadler	Simon Flannery	Frank Louthan	Jonathan Atkin	David Rodgers
(917) 368-2280	(212) 761-6432	(404) 442-5867	(415) 633-8589	(216) 737-7341

Kathleen Morgan	Lisa Lam	Paul Puryear	Bora Lee
(917) 368-2230	(212) 761-4487	(727) 567-2253	(212) 618-7823

SunTrust	UBS	Wells Fargo	William Blair
Greg Miller	John Hodulik	Jennifer Fritzsche	Jim Breen
(212) 303-4169	(212) 713-4226	(312) 920-3548	(617) 235-7513

Matthew Kahn	Lisa Friedman	Eric Luebchow
(212) 319-2644	(212) 713-2589	(312) 630-2386

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Financial Supplement
Corporate Information (Continued)	Fourth Quarter 2017

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series C Preferred Stock:	DLRPRC
Series G Preferred Stock:	DLRPRG
Series H Preferred Stock:	DLRPRH
Series I Preferred Stock:	DLRPRI
Series J Preferred Stock:	DLRPRJ

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poors
Corporate Credit Rating:	BBB	(Positive Outlook)
Preferred Stock:	BB+

Moody's
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty's common stock (DLR):

	Three Months Ended
	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16
High price (1)	$124.16	$127.23	$121.53	$109.00	$98.79
Low price (1)	$109.19	$108.73	$105.17	$98.03	$85.63
Closing price, end of quarter (1)	$113.90	$118.33	$112.95	$106.39	$98.26
Average daily trading volume (1)	1,206,103	1,405,287	1,194,181	1,257,844	1,468,081
Indicated dividend per common share (2)	$3.72	$3.72	$3.72	$3.72	$3.52
Closing annual dividend yield, end of quarter	3.3%	3.1%	3.3%	3.5%	3.6%
Shares and units outstanding, end of quarter (3)	213,959,395	213,916,456	164,586,841	162,086,063	161,494,781
Closing market value of shares and units outstanding (4)	$24,369,975	$25,312,734	$18,590,083	$17,244,336	$15,868,477

(1)	New York Stock Exchange trades only.

(2)	On an annualized basis.

(3)
As of December 31, 2017, the total number of shares and units includes 205,470,300 shares of common stock, 6,899,094 common units held by third parties and 1,590,001 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series C, series G, series H, series I, and series J cumulative redeemable preferred stock upon certain change of control transactions.

(4)	Dollars in thousands as of the end of the quarter.
This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of December 31, 2017	Fourth Quarter 2017

Partner	# of Units (1)	% Ownership
Digital Realty Trust, Inc.	205,470,300	96.0%
Third Party Unitholders	6,899,094	3.2%
Directors, Officers and Others (2)	1,590,001	0.8%
Total	213,959,395	100.0%

(1)
The total number of units includes 205,470,300 general partnership common units, 6,899,094 common units held by third parties and 1,590,001 common units and vested and unvested long-term incentive units held by directors, officers and others, and excludes all shares of common stock potentially issuable upon conversion of our series C, series G, series H, series I, and series J cumulative redeemable preferred stock upon certain change of control transactions.

(2)	Reflects limited partnership interests held by our directors, officers and others in the form of common units, vested and unvested long-term incentive units.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Fourth Quarter 2017

Shares and Units at End of Quarter	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16
Common shares outstanding	205,470,300	205,433,495	162,183,489	159,539,892	159,019,118
Common units outstanding	8,489,095	8,482,961	2,403,352	2,546,171	2,475,663
Total Shares and Partnership Units	213,959,395	213,916,456	164,586,841	162,086,063	161,494,781

Enterprise Value
Market value of common equity (1)	$24,369,975	$25,312,734	$18,590,083	$17,244,336	$15,868,477
Liquidation value of preferred equity	1,266,250	1,266,250	865,000	1,047,500	1,047,500
Total debt at balance sheet carrying value	8,648,618	8,484,244	6,437,620	6,201,329	5,838,607
Total Enterprise Value	$34,284,843	$35,063,228	$25,892,703	$24,493,165	$22,754,584
Total debt / total enterprise value	25.2%	24.2%	24.9%	25.3%	25.7%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$17,079,413	$16,535,694	$12,285,691	$11,981,861	$11,664,871
Total Assets	21,404,345	21,232,498	12,579,571	12,329,548	12,192,585
Total Liabilities	10,300,993	9,994,566	7,548,277	7,259,103	7,060,288

Selected Operating Data
Total operating revenues	$731,445	$609,925	$565,989	$550,569	$576,787
Total operating expenses	614,247	543,768	435,332	413,286	425,665
Interest expense	73,989	71,621	57,582	55,450	56,226
Net income	79,658	12,476	79,571	84,563	96,140
Net income (loss) available to common stockholders	53,306	(4,139)	57,837	66,145	77,682

Financial Ratios
EBITDA (2)	$415,813	$296,892	$296,169	$300,284	$312,822
Adjusted EBITDA (3)	428,311	351,904	328,862	323,416	312,139
Net Debt to Adjusted EBITDA (4)	5.2x	6.0x	5.1x	4.9x	4.8x
GAAP interest expense	73,989	71,621	57,582	55,450	56,226
Fixed charges (5)	102,504	93,619	75,992	77,589	79,127
Interest coverage ratio (6)	5.2x	4.8x	5.4x	5.4x	5.1x
Fixed charge coverage ratio (7)	4.2x	3.9x	4.3x	4.2x	3.9x

Profitability Measures
Net income (loss) per common share - basic	$0.26	($0.02)	$0.36	$0.42	$0.49
Net income (loss) per common share - diluted	$0.26	($0.02)	$0.36	$0.41	$0.49
Funds from operations (FFO) / diluted share and unit (8)	$1.48	$1.23	$1.44	$1.50	$1.58
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.55	$1.51	$1.54	$1.52	$1.43
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.35	$1.37	$1.42	$1.36	$1.31
Dividends per share and common unit	$0.93	$0.93	$0.93	$0.93	$0.88
Diluted FFO payout ratio (8) (10)	62.9%	75.5%	64.6%	62.0%	55.8%
Diluted Core FFO payout ratio (8) (11)	60.0%	61.6%	60.4%	61.2%	61.5%
Diluted AFFO payout ratio (9) (12)	68.7%	68.1%	65.4%	68.2%	67.3%

Portfolio Statistics
Data Centers (13)	198	193	184	184	184
Cross-connects	74,000	73,000	71,600	71,000	70,000
Net rentable square feet, excluding development space (13)	26,588,569	26,056,085	22,914,945	22,679,949	22,785,034
Occupancy at end of quarter (14)	90.2%	90.8%	89.1%	89.4%	89.4%
Occupied square footage	23,991,756	23,659,177	20,422,713	20,274,894	20,365,385
Space under active development (15)	2,700,156	2,759,858	1,182,869	1,470,816	2,020,816
Space held for development (16)	1,645,175	1,636,300	1,674,556	1,642,219	991,649
Weighted average remaining lease term (years) (17)	4.9	5.1	5.0	5.1	5.1
Same-capital occupancy at end of quarter (14) (18)	90.0%	90.3%	90.5%	90.7%	90.3%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Fourth Quarter 2017

(1)
The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock. Excludes shares of common stock issuable with respect to unexercised stock option awards and potentially issuable upon conversion of our series C, series F, series G, series H, series I, and series J cumulative redeemable preferred stock upon certain change of control transactions, as applicable.

(2)
EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, depreciation and amortization and impairment of investments in real estate. For a discussion of EBITDA, see page 38. For a reconciliation of net income available to common stockholders to EBITDA, see page 37.

(3)
Adjusted EBITDA is EBITDA excluding severance-related expense, equity acceleration, and legal expenses, transaction and integration expenses, (gain) loss on real estate transactions, non-cash (gain) on lease termination, equity in earnings adjustment for non-core items, other non-core expense adjustments, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 38. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 37.

(4)
Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of joint venture debt, less unrestricted cash and cash equivalents, divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four. For the quarter ended September 30, 2017, Net Debt to Adjusted EBITDA includes all of the debt associated with the DuPont Fabros merger while the annualized third quarter Adjusted EBITDA includes only 17 days of DuPont Fabros operations during the quarter.

(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest.

(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges.

(8)	For definitions and discussion of FFO and core FFO, see page 38. For reconciliations of net income available to common stockholders to FFO and core FFO, see page 13.

(9)	For a definition and discussion of AFFO, see page 38. For a reconciliation of core FFO to AFFO, see page 14.

(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.

(11)	Diluted core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.

(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.

(13)	Includes buildings held as investments in unconsolidated joint ventures. Excludes buildings held-for-sale.

(14)
Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held-for-sale.

(15)	Space under active development includes current Base Building and Data Centers projects in progress (see page 30). Excludes buildings held-for-sale.

(16)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 34). Excludes buildings held-for-sale.

(17)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

(18)
Represents buildings owned as of December 31, 2015 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2016-2017, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust
Earnings Release	Fourth Quarter 2017

DIGITAL REALTY REPORTS FOURTH QUARTER AND FULL-YEAR 2017 RESULTS

San Francisco, CA — February 15, 2018 — Digital Realty (NYSE: DLR), a leading global provider of data center, colocation and interconnection solutions, announced today financial results for the fourth quarter and full-year 2017. All per-share results are presented on a fully-diluted share and unit basis.

Highlights

•	Reported net income available to common stockholders of $0.26 per share in 4Q17, compared to $0.49 in 4Q16

◦	Reported net income available to common stockholders of $0.99 per share for the full year of 2017, compared to $2.20 in 2016

•	Reported FFO per share of $1.48 in 4Q17, compared to $1.58 in 4Q16

◦	Reported FFO per share of $5.65 for the full year of 2017, compared to $5.67 in 2016

•	Reported core FFO per share of $1.55 in 4Q17, compared to $1.43 in 4Q16

◦	Reported core FFO per share of $6.14 for the full year of 2017, compared to $5.72 in 2016

•
Signed total bookings during 4Q17 expected to generate $56 million of annualized GAAP rental revenue, including a $6 million contribution from interconnection, bringing the full-year 2017 total bookings to $199 million

•	Reiterated 2018 core FFO per share outlook of $6.45 - $6.60

Financial Results
Digital Realty reported revenues for the fourth quarter of 2017 of $731 million, a 20% increase from the previous quarter and a 27% increase from the same quarter last year. For the full-year 2017, the company reported revenues of $2.5 billion, a 15% increase over 2016.
The company delivered fourth quarter of 2017 net income of $80 million, and net income available to common stockholders of $53 million, or $0.26 per diluted share, compared to a net loss available to common stockholders of ($0.02) per diluted share in the previous quarter and net income available to common stockholders of $0.49 per diluted share in the same quarter last year. For the full-year 2017, Digital Realty delivered net income of $256 million and net income available to common stockholders of $173 million, or $0.99 per diluted share, compared to $2.20 per diluted share for 2016.
Digital Realty generated fourth quarter of 2017 adjusted EBITDA of $428 million, a 22% increase from the previous quarter and a 37% increase over the same quarter last year. For the full-year 2017, the company generated adjusted EBITDA of $1.4 billion, an 18% increase over 2016.
The company reported fourth quarter of 2017 funds from operations (“FFO”) of $317 million, or $1.48 per share, compared to $1.23 per share in the previous quarter and $1.58 per share in the same quarter last year. For the full-year 2017, Digital Realty reported FFO per share of $5.65 compared to $5.67 in 2016.
Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered fourth quarter of 2017 core FFO of $1.55 per share, a 3% increase from $1.51 per share in the previous quarter, and an 8% increase from $1.43 per share in the same quarter last year. For the full-year 2017, the company delivered core FFO per share of $6.14, a 7% increase from $5.72 per share in 2016.

Leasing Activity
“We closed the year on solid footing, with total bookings of $56 million of annualized GAAP rental revenue in the fourth quarter of 2017, including a $6 million contribution from interconnection," said Chief Executive Officer A. William Stein. "We delivered consistent results throughout 2017, while strategically expanding our global platform to ensure we are uniquely well-positioned to capture a growing share of customer demand. Looking ahead to 2018, we see robust global demand driven by the second wave of cloud, particularly in our core major metropolitan areas around the world. The strength of our global, connected platform provides the framework for our expectation of delivering sustainable growth for our customers, shareholders and employees in 2018 and beyond."
The weighted-average lag between leases signed during the fourth quarter of 2017 and the contractual commencement date was eight months.
In addition to new leases signed, Digital Realty also signed renewal leases representing $64 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the fourth quarter of 2017 rolled up 2.3% on a cash basis and up 5.7% on a GAAP basis.

Digital Realty Trust
Earnings Release	Fourth Quarter 2017

New leases signed during the fourth quarter of 2017 by region and product type are summarized as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent		GAAP Base Rent
North America	(in thousands)	Square Feet	per Square Foot	Megawatts	per Kilowatt
Turn-Key Flex	$31,368	218,567	$144	23	$113
Colocation	8,625	33,634	256	2	333
Non-Technical	100	1,900	52	—	—
Total	$40,093	254,101	$158	25	$132

Europe (1)
Turn-Key Flex	$2,478	8,928	$278	1	$155
Colocation	581	1,036	561	0	375
Total	$3,059	9,964	$307	1	$175

Asia Pacific (1)
Turn-Key Flex	$6,345	41,675	$152	3	$155
Non-Technical	47	1,453	33	—	—
Total	$6,392	43,128	$148	3	$155

Interconnection	$6,301	N/A	N/A	N/A	N/A

Grand Total	$55,845	307,193	$161	30	$137

Note: Totals may not foot due to rounding differences.

(1)	Based on quarterly average exchange rates during the three months ended December 31, 2017.

Investment Activity
During the fourth quarter of 2017, Digital Realty entered into a 50/50 joint venture with Mitsubishi Corporation to provide data center solutions in Japan. Mitsubishi Corporation contributed two existing data center facilities in the western Tokyo suburb of Mitaka, while Digital Realty contributed its recently completed data center development project in Osaka. The three seed assets were collectively valued at approximately 40 billion Japanese Yen, or approximately $350 million.
Likewise during the fourth quarter of 2017, Digital Realty acquired a 250,000 square foot data center on a 19-acre site in suburban Chicago, approximately four miles from the company's Franklin Park campus, for a purchase price of $315 million. Roughly three-fourths of the building has been developed and is fully leased, and the property is expected to generate cash net operating income of approximately $22 million in 2018, representing a 7% going-in cap rate. The remaining 65,000 square feet of shell space is available for build-out of approximately eight megawatts of critical load from a dedicated, on-site sub-station.
Digital Realty also acquired a 132,000 square foot multi-story parking garage adjacent to the company's highly connected Sovereign House data center in London for a purchase price of £22 million, or approximately $30 million. The parking garage is expected to generate cash net operating income of £0.8 million, or approximately $1 million, representing a 4% cap rate on in-place parking income. Digital Realty leased space within the parking garage to house critical Sovereign House equipment. This acquisition secures the company's position beyond the expiration of its previous parking garage lease in 2026.
Separately, Digital Realty acquired a 1.4-acre land parcel adjacent to 350 E. Cermak in Chicago, IL for a purchase price of $25 million. The site is expected to support the development of a 12-story, 720,000 square foot data center with up to 34 megawatts of critical power. Commencement of development will be subject to market demand, and delivery will be phased to facilitate customer expansion requirements.
During the fourth quarter of 2017, Digital Realty closed on the sale of 44874 Moran Road, a 78,000 square foot data center in Sterling, VA for $34 million. The property was 100% leased and was expected to generate cash net operating income of approximately $3 million in 2017, representing an exit cap rate of 7%. The property was held in a consolidated joint venture, in which Digital Realty owned a 75% stake. The sale generated net proceeds of $34 million, and Digital Realty recognized a gain on the sale of approximately $12 million, net of non-controlling interests, during the fourth quarter.
Likewise during the fourth quarter of 2017, Digital Realty closed on the sale of 1 Solutions Parkway, a 156,000 square foot suburban office building in St. Louis, MO for $37 million. The property was 100% leased to a single tenant and was expected to generate cash net operating income of approximately $3 million in 2017, representing an exit cap rate of 7%. The sale generated net proceeds of $35 million, and Digital Realty recognized a gain on the sale of approximately $15 million.
Subsequent to the end of the quarter, Digital Realty closed on the sale of 34551 Ardenwood Boulevard, a 323,000 square foot technology manufacturing property in Fremont, CA for $73 million. The property was 86% leased and was expected to generate cash net operating income of approximately $5 million in 2018, representing an exit cap rate of 7%. The sale generated net proceeds of $72 million, and Digital Realty recognized a gain on the sale of approximately $25 million in the first quarter of 2018.

Digital Realty Trust
Earnings Release	Fourth Quarter 2017

Subsequent to the end of the quarter, Digital Realty also closed on the sale of 200 Quannapowitt Parkway, a substantially vacant, 211,000 square foot data center redevelopment project in Wakefield, MA for $15 million. The sale generated net proceeds of $15 million, and Digital Realty recognized a loss on the sale of approximately $0.4 million in the first quarter of 2018.

Balance Sheet
Digital Realty had approximately $8.6 billion of total debt outstanding as of December 31, 2017, substantially all of which was unsecured. At the end of the fourth quarter of 2017, net debt-to-adjusted EBITDA was 5.2x, debt-plus-preferred-to-total enterprise value was 28.9% and fixed charge coverage was 4.2x.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to core FFO, and definitions of FFO, and core FFO are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

Investor Conference Call
Prior to Digital Realty’s investor conference call at 5:30 p.m. EST / 2:30 p.m. PST on February 15, 2018, a presentation will be posted to the Investors section of the company’s website at http://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company's fourth quarter and full-year 2017 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and Chief Financial Officer Andrew P. Power.
To participate in the live call, investors are invited to dial (888) 317-6003 (for domestic callers) or (412) 317-6061 (for international callers) and reference the conference ID# 6927108 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at http://investor.digitalrealty.com.
Telephone and webcast replays will be available after the call until March 16, 2018. The telephone replay can be accessed by dialing (877) 344-7529 (for domestic callers) or (412) 317-0088 (for international callers) and providing the conference ID# 10114216. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty
Digital Realty supports the data center, colocation and interconnection strategies of more than 2,300 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Asia and Australia. Digital Realty's clients include domestic and international companies of all sizes, ranging from financial services, cloud and information technology services, to manufacturing, energy, gaming, life sciences and consumer products.
Additional information about Digital Realty is included in the Company Overview, available on the Investors page of Digital Realty’s website at www.digitalrealty.com. The Company Overview is updated periodically, and may contain material information and updates. To receive e-mail alerts when the Company Overview is updated, please visit the Investors page of Digital Realty’s website.

Contact Information
Andrew P. Power
Chief Financial Officer
Digital Realty
(415) 738-6500
John J. Stewart / Maria S. Lukens
Investor Relations
Digital Realty
(415) 738-6500

Digital Realty Trust
Earnings Release	Fourth Quarter 2017

2018 Outlook
Digital Realty reiterated its 2018 core FFO per share outlook of $6.45 - $6.60. The assumptions underlying this guidance are summarized in the following table.

	As of	As of
Top-Line and Cost Structure	January 8, 2018	February 15, 2018
2018 total revenue	$3.0 - $3.2 billion	$3.0 - $3.2 billion
2018 net non-cash rent adjustments (1)	($5 - $15 million)	($5 - $15 million)
2018 Adjusted EBITDA margin	58.0% - 60.0%	58.0% - 60.0%
2018 G&A margin	5.5% - 6.5%	5.5% - 6.5%

Internal Growth
Rental rates on renewal leases
Cash basis	Slightly negative	Slightly negative
GAAP basis	Up mid-single-digits	Up mid-single-digits
Year-end portfolio occupancy	+/- 50 bps	+/- 50 bps
"Same-capital" cash NOI growth (2)	0% - 3.0%	0% - 3.0%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.28 - $1.32	$1.28 - $1.32
U.S. Dollar / Euro	$1.10 - $1.20	$1.10 - $1.20

External Growth
Dispositions
Dollar volume	$0 - $200 million	$88 - $200 million
Cap rate	0.0% - 10.0%	0.0% - 10.0%
Development
CapEx	$0.9 - $1.1 billion	$0.9 - $1.1 billion
Average stabilized yields	10.0% - 12.0%	10.0% - 12.0%
Enhancements and other non-recurring CapEx (3)	$25 - $30 million	$25 - $30 million
Recurring CapEx + capitalized leasing costs (4)	$160 - $170 million	$160 - $170 million

Balance Sheet
Long-term debt issuance
Dollar amount	$0 - $500 million	$0 - $500 million
Pricing	3.25% - 4.25%	3.25% - 4.25%
Timing	Mid-to-late 2018	Mid-to-late 2018

Net income per diluted share	$1.50 - $1.55	$1.50 - $1.55
Real estate depreciation and (gain)/loss on sale	$4.90 - $4.95	$4.90 - $4.95
Funds From Operations / share (NAREIT-Defined)	$6.40 - $6.50	$6.40 - $6.50
Non-core expenses and revenue streams	$0.05 - $0.10	$0.05 - $0.10
Core Funds From Operations / share	$6.45 - $6.60	$6.45 - $6.60

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue, straight-line rent expense as well as the amortization of above- and below-market leases (i.e., FAS 141 adjustments).

(2)
The "same-capital" pool includes buildings owned as of December 31, 2016 with less than 5% of the total rentable square feet under development. It also excludes buildings that were undergoing, or were expected to undergo, development activities in 2017-2018, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented.

(3)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating data centers, such as network fiber initiatives and software development costs.

(4)
Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions. Capitalized leasing costs include capitalized leasing compensation as well as capitalized internal leasing commissions.

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Fourth Quarter 2017

	Three Months Ended					Twelve Months Ended
	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	31-Dec-17	31-Dec-16
Rental revenues	$517,356	$440,591	$412,576	$404,126	$399,062	$1,774,649	$1,542,511
Tenant reimbursements - Utilities	97,657	78,134	68,407	63,398	63,956	307,596	253,442
Tenant reimbursements - Other	54,324	29,479	24,935	23,890	23,853	132,628	102,461
Interconnection & other	60,275	59,851	58,301	57,225	55,094	235,652	204,317
Fee income	1,386	1,662	1,429	1,895	1,718	6,372	6,285
Other	447	208	341	35	33,104	1,031	33,197
Total Operating Revenues	$731,445	$609,925	$565,989	$550,569	$576,787	$2,457,928	$2,142,213

Utilities	$112,055	$95,619	$82,739	$77,198	$76,896	$367,611	$306,261
Rental property operating	113,445	94,442	91,977	92,141	92,372	392,005	353,916
Property taxes	36,348	32,586	28,161	26,919	27,097	124,014	102,497
Insurance	3,223	2,590	2,576	2,592	2,369	10,981	9,492
Depreciation & amortization	287,973	199,914	178,111	176,466	176,581	842,464	699,324
General & administrative	44,311	41,477	37,144	33,778	40,481	156,710	146,525
Severance, equity acceleration, and legal expenses	1,209	2,288	365	869	672	4,731	6,208
Transaction and integration expenses	15,681	42,809	14,235	3,323	8,961	76,048	20,491
Impairment of investments in real estate	—	28,992	—	—	—	28,992	—
Other expenses	2	3,051	24	—	236	3,077	213
Total Operating Expenses	$614,247	$543,768	$435,332	$413,286	$425,665	$2,006,633	$1,644,927

Operating Income	$117,198	$66,157	$130,657	$137,283	$151,122	$451,295	$497,286

Equity in earnings of unconsolidated joint ventures	$5,924	$5,880	$8,388	$5,324	$4,742	$25,516	$17,104
Gain (loss) on real estate transactions	30,746	9,751	380	(522)	(195)	40,355	169,902
Interest and other income	324	2,813	367	151	(970)	3,655	(4,564)
Interest (expense)	(73,989)	(71,621)	(57,582)	(55,450)	(56,226)	(258,642)	(236,480)
Tax (expense)	(545)	(2,494)	(2,639)	(2,223)	(2,304)	(7,901)	(10,385)
Gain (loss) from early extinguishment of debt	—	1,990	—	—	(29)	1,990	(1,011)
Net Income	$79,658	$12,476	$79,571	$84,563	$96,140	$256,268	$431,852

Net (income) attributable to non-controlling interests	(6,023)	(40)	(920)	(1,025)	(1,065)	(8,008)	(5,665)
Net Income Attributable to Digital Realty Trust, Inc.	$73,635	$12,436	$78,651	$83,538	$95,075	$248,260	$426,187

Preferred stock dividends, including undeclared dividends	(20,329)	(16,575)	(14,505)	(17,393)	(17,393)	(68,802)	(83,771)
Issuance costs associated with redeemed preferred stock	—	—	(6,309)	—	—	(6,309)	(10,328)

Net (Loss) Income Available to Common Stockholders	$53,306	($4,139)	$57,837	$66,145	$77,682	$173,149	$332,088

Weighted-average shares outstanding - basic	205,448,689	170,194,254	160,832,889	159,297,027	158,956,606	174,059,386	149,953,662
Weighted-average shares outstanding - diluted	206,185,084	170,194,254	161,781,868	160,421,655	159,699,411	174,895,098	150,679,688
Weighted-average fully diluted shares and units	214,424,363	174,169,511	164,026,578	162,599,529	162,059,914	178,891,648	153,085,706

Net (loss) income per share - basic	$0.26	($0.02)	$0.36	$0.42	$0.49	$0.99	$2.21
Net (loss) income per share - diluted	$0.26	($0.02)	$0.36	$0.41	$0.49	$0.99	$2.20

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2017

Reconciliation of Net Income to Funds From Operations (FFO)	Three Months Ended					Twelve Months Ended
	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	31-Dec-17	31-Dec-16

Net (Loss) Income Available to Common Stockholders	$53,306	($4,139)	$57,837	$66,145	$77,682	$173,149	$332,088
Adjustments:
Non-controlling interests in operating partnership	2,138	(79)	807	904	1,154	3,770	5,298
Real estate related depreciation & amortization (1)	284,924	196,871	175,010	173,447	173,523	830,252	682,810
Impairment charge related to Telx trade name	—	—	—	—	—	—	6,122
Unconsolidated JV real estate related depreciation & amortization	3,323	2,732	2,754	2,757	2,823	11,566	11,246
(Gain) loss on real estate transactions	(30,746)	(9,751)	(380)	522	195	(40,355)	(169,902)
Non-controlling interests share of gain on sale of property	3,900	—	—	—	—	3,900	—
Impairment of investments in real estate	—	28,992	—	—	—	28,992	—
Funds From Operations	$316,845	$214,626	$236,028	$243,775	$255,377	$1,011,274	$867,662

Funds From Operations - diluted	$316,845	$214,626	$236,028	$243,775	$255,377	$1,011,274	$867,662

Weighted-average shares and units outstanding - basic	213,688	173,461	163,078	161,475	161,317	178,056	152,360
Weighted-average shares and units outstanding - diluted (2)	214,424	174,170	164,027	162,600	162,060	178,892	153,086

Funds From Operations per share - basic	$1.48	$1.24	$1.45	$1.51	$1.58	$5.68	$5.69

Funds From Operations per share - diluted (2)	$1.48	$1.23	$1.44	$1.50	$1.58	$5.65	$5.67

	Three Months Ended					Twelve Months Ended
Reconciliation of FFO to Core FFO	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	31-Dec-17	31-Dec-16

Funds From Operations - diluted	$316,845	$214,626	$236,028	$243,775	$255,377	$1,011,274	$867,662
Adjustments:
Termination fees and other non-core revenues (3)	(447)	(208)	(341)	(35)	(33,104)	(1,031)	(33,197)
Transaction and integration expenses	15,681	42,809	14,235	3,323	8,961	76,048	20,491
Gain (loss) from early extinguishment of debt	—	(1,990)	—	—	29	(1,990)	1,011
Issuance costs associated with redeemed preferred stock	—	—	6,309	—	—	6,309	10,328
Equity in earnings adjustment for non-core items	—	—	(3,285)	—	—	(3,285)	—
Severance, equity acceleration, and legal expenses (4)	1,209	2,288	365	869	672	4,731	6,208
Bridge facility fees (5)	—	3,182	—	—	—	3,182	—
Loss on currency forwards	—	—	—	—	—	—	3,082
Other non-core expense adjustments	2	3,051	24	—	236	3,077	213
Core Funds From Operations - diluted	$333,290	$263,758	$253,335	$247,932	$232,171	$1,098,315	$875,798

Weighted-average shares and units outstanding - diluted (2)	214,424	174,170	164,027	162,600	162,060	178,892	153,086

Core Funds From Operations per share - diluted (2)	$1.55	$1.51	$1.54	$1.52	$1.43	$6.14	$5.72

(1) Real Estate Related Depreciation & Amortization:	Three Months Ended					Twelve Months Ended
	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	31-Dec-17	31-Dec-16

Depreciation & amortization per income statement	$287,973	$199,914	$178,111	$176,466	$176,581	$842,464	$699,324
Non-real estate depreciation	(3,049)	(3,043)	(3,101)	(3,019)	(3,058)	(12,212)	(10,392)
Impairment charge related to Telx trade name	—	—	—	—	—	—	(6,122)

Real Estate Related Depreciation & Amortization	$284,924	$196,871	$175,010	$173,447	$173,523	$830,252	$682,810

(2)
For all periods presented, we have excluded the effect of dilutive series C, series E, series F, series G, series H, series I and series J preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series E, series F, series G, series H, series I, and series J preferred stock, as applicable, which we consider highly improbable. See above for calculations of diluted FFO available to common stockholders and unitholders and page 14 for calculations of weighted average common stock and units outstanding.

(3)	Includes lease termination fees and certain other adjustments that are not core to our business.

(4)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

(5)	Bridge facility fees are included in interest expense.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2017

	Three Months Ended					Twelve Months Ended
Reconciliation of Core FFO to AFFO	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	31-Dec-17	31-Dec-16

Core FFO available to common stockholders and unitholders	$333,290	$263,758	$253,335	$247,932	$232,171	$1,098,315	$875,798
Adjustments:
Non-real estate depreciation	3,049	3,043	3,101	3,019	3,058	12,212	10,392
Amortization of deferred financing costs	3,092	2,611	2,518	2,443	2,455	10,664	9,909
Amortization of debt discount/premium	858	816	713	697	693	3,084	2,722
Non-cash stock-based compensation expense	3,923	4,636	5,637	3,704	3,774	17,900	15,865
Straight-line rental revenue	(8,705)	(1,692)	(2,110)	(4,058)	(5,210)	(16,565)	(24,253)
Straight-line rental expense	(635)	4,212	4,343	4,187	5,096	12,107	23,086
Above- and below-market rent amortization	6,562	(873)	(1,946)	(1,973)	(2,048)	1,770	(8,313)
Deferred non-cash tax expense	(1,100)	284	(1,443)	(653)	(1,279)	(2,912)	(162)
Capitalized leasing compensation (1)	(3,567)	(2,945)	(2,740)	(2,634)	(3,644)	(11,886)	(11,589)
Recurring capital expenditures (2)	(45,298)	(34,664)	(26,740)	(29,588)	(21,246)	(136,290)	(75,476)
Capitalized internal leasing commissions (1)	(1,217)	(1,225)	(1,355)	(1,493)	(1,835)	(5,290)	(7,322)

AFFO available to common stockholders and unitholders (3)	$290,252	$237,961	$233,313	$221,583	$211,984	$983,109	$810,657

Weighted-average shares and units outstanding - basic	213,688	173,461	163,078	161,475	161,317	178,056	152,360
Weighted-average shares and units outstanding - diluted (4)	214,424	174,170	164,027	162,600	162,060	178,892	153,086

AFFO per share - diluted (4)	$1.35	$1.37	$1.42	$1.36	$1.31	$5.50	$5.30

Dividends per share and common unit	$0.93	$0.93	$0.93	$0.93	$0.88	$3.72	$3.52

Diluted AFFO Payout Ratio	68.7%	68.1%	65.4%	68.2%	67.3%	67.7%	66.5%

	Three Months Ended					Twelve Months Ended
Share Count Detail	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	31-Dec-17	31-Dec-16

Weighted Average Common Stock and Units Outstanding	213,688	173,461	163,078	161,475	161,317	178,056	152,360
Add: Effect of dilutive securities	736	709	949	1,125	743	836	726

Weighted Avg. Common Stock and Units Outstanding - diluted	214,424	174,170	164,027	162,600	162,060	178,892	153,086

(1)	Includes only second-generation leasing costs.

(2)	For a definition of recurring capital expenditures, see page 33.

(3)	For a definition and discussion of AFFO, see page 38. For a reconciliation of net income available to common stockholders to FFO and core FFO, see page 13.

(4)
For all periods presented, we have excluded the effect of dilutive series C, series E, series F, series G, series H, series I and series J preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series E, series F, series G, series H, series I, and series J preferred stock, as applicable, which we consider highly improbable. See page 13 for calculations of diluted FFO available to common stockholders and unitholders and above for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Fourth Quarter 2017

	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16
Assets
Investments in real estate:
Real estate	$15,163,846	$14,693,479	$11,132,356	$10,858,628	$10,630,514
Construction in progress	1,399,684	1,405,740	787,315	780,966	732,430
Land held for future development	352,406	330,101	262,139	229,411	195,525
Investments in Real Estate	$16,915,936	$16,429,320	$12,181,810	$11,869,005	$11,558,469
Accumulated depreciation & amortization	(3,238,227)	(3,075,294)	(2,929,095)	(2,792,910)	(2,668,509)
Net Investments in Properties	$13,677,709	$13,354,026	$9,252,715	$9,076,095	$8,889,960
Investment in unconsolidated joint ventures	163,477	106,374	103,881	112,856	106,402
Net Investments in Real Estate	$13,841,186	$13,460,400	$9,356,596	$9,188,951	$8,996,362

Cash and cash equivalents	$51	$192,578	$22,383	$14,950	$10,528
Accounts and other receivables (1)	276,347	258,490	229,450	195,406	203,938
Deferred rent	430,026	420,348	423,188	418,858	412,269
Acquired in-place lease value, deferred leasing costs and other real estate intangibles, net	2,998,806	3,052,277	1,494,083	1,501,843	1,522,378
Acquired above-market leases, net	184,375	178,190	19,716	20,826	22,181
Goodwill	3,389,595	3,384,394	778,862	757,444	752,970
Restricted cash	13,130	17,753	18,931	10,447	11,508
Assets associated with real estate held for sale	139,538	132,818	87,882	56,154	56,097
Other assets	131,291	135,250	148,480	164,669	204,354

Total Assets	$21,404,345	$21,232,498	$12,579,571	$12,329,548	$12,192,585

Liabilities and Equity
Global unsecured revolving credit facility	$550,946	$138,477	$563,063	$564,467	$199,209
Unsecured term loan	1,420,333	1,432,659	1,520,482	1,505,667	1,482,361
Unsecured senior notes, net of discount	6,570,757	6,806,333	4,351,148	4,128,110	4,153,797
Mortgage loans, net of premiums	106,582	106,775	2,927	3,085	3,240
Accounts payable and other accrued liabilities	980,218	1,024,394	850,602	804,371	824,878
Accrued dividends and distributions	199,761	—	—	—	144,194
Acquired below-market leases	249,465	257,732	76,099	78,641	81,899
Security deposits and prepaid rent	217,898	223,536	181,007	171,692	168,111
Liabilities associated with assets held for sale	5,033	4,660	2,949	3,070	2,599
Total Liabilities	$10,300,993	$9,994,566	$7,548,277	$7,259,103	$7,060,288

Redeemable noncontrolling interests – operating partnership	53,902	64,509	—	—	—

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series C Cumulative Redeemable Perpetual Preferred Stock (2)	$219,250	$219,250	—	—	—
Series F Cumulative Redeemable Preferred Stock (3)	—	—	—	$176,191	$176,191
Series G Cumulative Redeemable Preferred Stock (4)	241,468	241,468	$241,468	241,468	241,468
Series H Cumulative Redeemable Preferred Stock (5)	353,290	353,290	353,290	353,290	353,290
Series I Cumulative Redeemable Preferred Stock (6)	242,012	242,012	242,012	242,012	242,012
Series J Cumulative Redeemable Preferred Stock (7)	193,540	193,667	—	—	—
Common Stock: $0.01 par value per share, 315,000,000 shares authorized (8)	2,044	2,043	1,611	1,584	1,582
Additional paid-in capital	11,261,462	11,250,322	5,991,753	5,769,091	5,764,497
Dividends in excess of earnings	(2,055,552)	(1,917,791)	(1,722,610)	(1,629,633)	(1,547,420)
Accumulated other comprehensive (loss) income, net	(108,432)	(116,732)	(110,709)	(122,540)	(135,605)
Total Stockholders' Equity	$10,349,082	$10,467,529	$4,996,815	$5,031,463	$5,096,015

Non-controlling Interests
Non-controlling interest in operating partnership	$698,125	$699,308	$27,909	$32,409	$29,684
Non-controlling interest in consolidated joint ventures	2,243	6,586	6,570	6,573	6,598

Total Non-controlling Interests	$700,368	$705,894	$34,479	$38,982	$36,282

Total Equity	$11,049,450	$11,173,423	$5,031,294	$5,070,445	$5,132,297

Total Liabilities and Equity	$21,404,345	$21,232,498	$12,579,571	$12,329,548	$12,192,585

(1)	Net of allowance for doubtful accounts of $6,737 and $7,446 as of December 31, 2017 and December 31, 2016, respectively.

(2)
Series C Cumulative Redeemable Perpetual Preferred Stock, 6.625%, $201,250 and $0 liquidation preference, respectively ($25.00 per share), 8,050,000 and 0 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively.

(3)
Series F Cumulative Redeemable Preferred Stock, 6.625%, $0 and $182,500 liquidation preference, respectively ($25.00 per share), 0 and 7,300,000 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively. All outstanding shares of Series F Cumulative Redeemable Preferred Stock were redeemed on April 5, 2017.

(4)
Series G Cumulative Redeemable Preferred Stock, 5.875%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively.

(5)
Series H Cumulative Redeemable Preferred Stock, 7.375%, $365,000 and $365,000 liquidation preference, respectively ($25.00 per share), 14,600,000 and 14,600,000 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively.

(6)
Series I Cumulative Redeemable Preferred Stock, 6.350%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively.

(7)
Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 and $0 liquidation preference, respectively ($25.00 per share), 8,000,000 and 0 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively.

(8)	Common Stock: 205,470,300 and 159,019,118 shares issued and outstanding as of December 31, 2017 and December 31, 2016, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2017

Consolidated Data Centers Cash Net Operating Income (NOI) (2), Annualized (3)
Internet Gateway (4)	$329,056
Turn-Key Flex® (4)	1,050,676
Powered Base Building® (4)	217,107
Colo & Non-tech (4)	123,078
Internet Gateway Leaseholds (4)	127,454
Total Cash NOI, Annualized	$1,847,371
less: Partners' share of consolidated JVs	68
Acquisitions / dispositions / expirations	10,139
4Q17 carry-over & remaining FY18 backlog cash NOI (stabilized) (5)	73,020
Total Consolidated Cash NOI, Annualized	$1,930,598

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI (3)(6)
Turn-Key Flex®	$32,348
Powered Base Building®	9,584
Total Unconsolidated Cash NOI, Annualized	$41,932

Other Income
Development and Management Fees (net), Annualized	$5,544

Other Assets
Pre-stabilized inventory, at cost (7)	$247,878
Land held for development	352,406
Development CIP (8)	1,399,684
less: Investment associated with FY18 Backlog NOI	(374,566)
Cash and cash equivalents	51
Restricted cash	13,130
Accounts and other receivables, net	276,347
Other assets	131,291
less: Partners' share of consolidated JV assets	(141)
Total Other Assets	$2,046,080

Liabilities
Global unsecured revolving credit facility	$558,191
Unsecured term loan	1,425,117
Unsecured senior notes	6,627,053
Mortgage loans, excluding premiums	106,370
Accounts payable and other accrued liabilities (9)	980,218
Accrued dividends and distributions	199,761
Security deposits and prepaid rents	217,898
Liabilities associated with assets held for sale	5,033
Backlog NOI cost to complete (10)	197,538
Preferred stock, at liquidation value	1,266,250
Digital Realty's share of unconsolidated JV debt	263,535
Total Liabilities	$11,846,964

Diluted Shares and Units Outstanding	214,695

(1)	Includes Digital Realty's share of backlog leasing at unconsolidated joint venture buildings.

(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 39.

(3)
Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only.

(4)	Reflects annualized 4Q17 Cash NOI of $1,847.4 million. NOI is allocated based on management’s best estimates derived using contractual ABR and stabilized margins.

(5)	Estimated Cash NOI related to signed leasing expected to commence through FY18. Includes Digital Realty's share of signed leases at unconsolidated joint venture buildings.

(6)	For a reconciliation of Digital Realty's pro rata share of unconsolidated joint venture operating income to cash NOI, see page 36.

(7)	Includes Digital Realty's share of cost at unconsolidated joint venture buildings.

(8)	See page 32 for further details on the breakdown of the construction in progress balance.

(9)	Includes net deferred tax liability of approximately $167.0 million.

(10)	Includes Digital Realty's share of expected cost to complete at unconsolidated joint venture buildings.

Consolidated Debt Analysis and Global Unsecured Revolving Credit Facility	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2017

	As of December 31, 2017
	Maturity Date	Principal Balance	% of Total Debt	Interest Rate	Interest Rate Including Swaps
Global Unsecured Revolving Credit Facility (1)
Global unsecured revolving credit facility	January 15, 2021	$558,191
Deferred financing costs, net		(7,245)
Total Global Unsecured Revolving Credit Facility		$550,946	6%	2.211%

Unsecured Term Loan
Hedged variable rate portion of five-year term loan	January 15, 2021	$614,273		2.174%	2.171%
Unhedged variable rate portion of five-year term loan	January 15, 2021	510,844		2.369%
Hedged variable rate portion of seven-year term loan	January 15, 2023	300,000		3.027%	2.985%
Deferred financing costs, net		(4,784)
Total Unsecured Term Loan		$1,420,333	16%	2.423%	2.413%

Senior Notes
Floating rate guaranteed notes due 2019	May 22, 2019	$150,063		0.171%
5.875% notes due 2020	February 1, 2020	500,000		5.875%
3.400% notes due 2020	October 1, 2020	500,000		3.400%
5.250% notes due 2021	March 15, 2021	400,000		5.250%
3.950% notes due 2022	July 1, 2022	500,000		3.950%
3.625% notes due 2022	October 1, 2022	300,000		3.625%
2.750% notes due 2023	February 1, 2023	350,000		2.750%
4.750% notes due 2023	October 13, 2023	405,390		4.750%
2.625% notes due 2024	April 15, 2024	720,300		2.625%
2.750% notes due 2024	July 19, 2024	337,825		2.750%
4.250% notes due 2025	January 17, 2025	540,520		4.250%
4.750% notes due 2025	October 1, 2025	450,000		4.750%
3.700% notes due 2027	August 15, 2027	1,000,000		3.700%
3.300% notes due 2029	July 19, 2029	472,955		3.300%
Unamortized discounts		(18,508)
Deferred financing costs, net		(37,788)
Total Senior Notes		$6,570,757	76%	3.807%

Total Unsecured Senior Notes		$6,570,757	76%	3.807%

Mortgage Loans
731 East Trade Street	July 1, 2020	$2,370		8.220%
Secured note due 2023	March 1, 2023	104,000		2.577%	2.711%
Unamortized net premiums		241
Deferred financing costs, net		(29)
Total Mortgage Loans		$106,582	1%	2.703%

Total Indebtedness		$8,648,618	100%	3.465%	3.465%

Debt Summary
Total unhedged variable rate debt		$1,219,098	14%
Total fixed rate / hedged variable rate debt		7,497,633	86%
Total Consolidated Debt		$8,716,731	100%	3.465%	3.465% (2)

Global Unsecured Revolving Credit Facility Detail as of December 31, 2017
	Maximum Available	Existing Capacity (3)	Currently Drawn

Global Unsecured Revolving Credit Facility	$2,049,164	$1,468,210	$558,191

(1)	Maturity date assumes that all extensions will be exercised.

(2)	Debt instruments shown at coupon rates.

(3)	Net of letters of credit issued of $22.8 million.

Debt Maturities	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2017

	As of December 31, 2017
	Interest Rate	2018	2019	2020	2021	2022	Thereafter	Total
Global Unsecured Revolving Credit Facility (1)
Global unsecured revolving credit facility		—	—	—	$558,191	—	—	$558,191
Total Global Unsecured Revolving Credit Facility	2.211%	—	—	—	$558,191	—	—	$558,191

Unsecured Term Loan
Hedged variable rate portion of 5-year term loan	2.171% (2)	—	—	—	$614,273	—	—	$614,273
Unhedged variable rate portion of 5-year term loan	2.369%	—	—	—	510,844	—	—	510,844
Hedged variable rate portion of 7-year term loan	2.985% (2)	—	—	—	—	—	$300,000	300,000
Total Unsecured Term Loan	2.413% (2)	—	—	—	$1,125,117	—	$300,000	$1,425,117

Senior Notes
Floating rate guaranteed notes due 2019	0.171%	—	$150,063	—	—	—	—	$150,063
5.875% notes due 2020	5.875%	—	—	$500,000	—	—	—	500,000
3.400% notes due 2020	3.400%	—	—	500,000	—	—	—	500,000
5.250% notes due 2021	5.250%	—	—	—	$400,000	—	—	400,000
3.950% notes due 2022	3.950%	—	—	—	—	$500,000	—	500,000
3.625% notes due 2022	3.625%	—	—	—	—	300,000	—	300,000
2.750% notes due 2023	2.750%	—	—	—	—	—	$350,000	350,000
4.750% notes due 2023	4.750%	—	—	—	—	—	405,390	405,390
2.625% notes due 2024	2.625%	—	—	—	—	—	720,300	720,300
2.750% notes due 2024	2.750%	—	—	—	—	—	337,825	337,825
4.250% notes due 2025	4.250%	—	—	—	—	—	540,520	540,520
4.750% notes due 2025	4.750%	—	—	—	—	—	450,000	450,000
3.700% notes due 2027	3.700%	—	—	—	—	—	1,000,000	1,000,000
3.300% notes due 2029	3.300%	—	—	—	—	—	472,955	472,955
Total Senior Notes	3.807%	—	$150,063	$1,000,000	$400,000	$800,000	$4,276,990	$6,627,053

Mortgage Loans
Secured note due 2023	2.711% (2)	—	—	—	—	—	$104,000	$104,000
731 East Trade Street	8.220%	$593	$644	$1,133	—	—	—	2,370
Total Mortgage Loans	2.833%	$593	$644	$1,133	—	—	$104,000	$106,370

Total unhedged variable rate debt		—	$150,063	—	$1,069,035	—	—	$1,219,098
Total fixed rate / hedged variable rate debt		$593	644	$1,001,133	1,014,273	$800,000	$4,680,990	7,497,633

Total Debt	3.465%	$593	$150,707	$1,001,133	$2,083,308	$800,000	$4,680,990	$8,716,731

Weighted Average Interest Rate		8.220%	0.205%	4.642%	2.821%	3.828%	3.542%	3.465%

Summary

Weighted Average Term to Initial Maturity								5.4 Years

Weighted Average Maturity (assuming exercise of extension options)								5.5 Years

(1)	Assumes all extensions will be exercised.

(2)	Interest rate including swaps.

Note: Totals exclude net premiums/(discounts) and deferred financing costs.

Debt Analysis & Covenant Compliance	Financial Supplement
Unaudited	Fourth Quarter 2017

	As of December 31, 2017
	5.875% Notes due 2020 5.250% Notes due 2021
Floating Rate Notes due 2019
3.400% Notes due 2020
3.950% Notes due 2022
3.625% Notes due 2022
4.750% Notes due 2023
2.750% Notes due 2023
2.625% Notes due 2024
2.750% notes due 2024
4.250% Notes due 2025
4.750% Notes due 2025
3.700% notes due 2027
3.300% notes due 2029
				Global Unsecured Revolving Credit Facility
Debt Covenant Ratios (1)	Required	Actual	Actual	Required	Actual
Total outstanding debt / total assets (2)	Less than 60%	42%	39%	Less than 60% (3)	34%
Secured debt / total assets (4)	Less than 40%	< 1%	< 1%	Less than 40%	< 1%
Total unencumbered assets / unsecured debt	Greater than 150%	215%	234%	N/A	N/A
Consolidated EBITDA / interest expense (5)	Greater than 1.5x	5.0x	5.0x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	4.2x
Unsecured debt / total unencumbered asset value (6)		N/A	N/A	Less than 60%	35%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	5.7x

(1)
For a definition of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes and the Global Senior Credit Agreement dated as of January 15, 2016, which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(2)
This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility. For the calculation of Total Assets, please refer to the indentures which govern the notes and the Global Senior Credit Agreement dated as of January 15, 2016, which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(3)
The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.

(4)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility.

(5)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).

(6)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the Global Unsecured Revolving Credit Facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2017

Stabilized ("Same-Capital") Portfolio (1)

	Three Months Ended					Twelve Months Ended
	31-Dec-17	31-Dec-16	% Change	30-Sep-17	% Change	31-Dec-17	31-Dec-16	% Change
Rental revenues	$243,242	$243,495	(0.1%)	$245,991	(1.1%)	$980,994	$974,918	0.6%
Tenant reimbursements - Utilities	38,298	35,888	6.7%	39,106	(2.1%)	150,050	149,910	0.1%
Tenant reimbursements - Other	18,510	16,566	11.7%	16,452	12.5%	67,018	68,734	(2.5%)
Interconnection & other	51,237	46,739	9.6%	50,835	0.8%	200,693	179,462	11.8%
Total Revenue	$351,287	$342,688	2.5%	$352,384	(0.3%)	$1,398,755	$1,373,024	1.9%

Utilities	$48,387	$45,597	6.1%	$52,853	(8.4%)	$193,446	$188,827	2.4%
Rental property operating	54,891	56,090	(2.1%)	52,015	5.5%	216,168	223,531	(3.3%)
Property taxes	17,972	17,042	5.5%	18,805	(4.4%)	69,363	67,929	2.1%
Insurance	1,858	1,780	4.4%	1,901	(2.3%)	7,663	7,165	7.0%
Total Expenses	$123,108	$120,509	2.2%	$125,574	(2.0%)	$486,640	$487,452	(0.2%)

Net Operating Income (2)	$228,179	$222,179	2.7%	$226,810	0.6%	$912,115	$885,572	3.0%

Less:
Stabilized straight-line rent	($3,314)	($5,199)	(36.3%)	($6,063)	(45.3%)	($19,078)	($18,095)	5.4%
Above- and below-market rent	1,616	2,162	(25.3%)	1,886	(14.3%)	7,637	8,608	(11.3%)
Cash Net Operating Income (3)	$229,877	$225,216	2.1%	$230,987	(0.5%)	$923,556	$895,059	3.2%

Stabilized Portfolio occupancy at period end (4)	90.0%	90.3%	(0.3%)	90.3%	(0.3%)	90.0%	90.3%	(0.3%)

(1)
Represents buildings owned as of December 31, 2015 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2016-2017, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.

(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 39.

(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 39.

(4)
Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended December 31, 2017	Fourth Quarter 2017

	Turn-Key Flex®		Powered Base Building® (8)		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	4Q17	LTM	4Q17	LTM	4Q17	LTM	4Q17	LTM	4Q17	LTM

Number of leases (3)	29	125	—	—	154	632	3	38	186	795
Rentable Square Feet Leased (4)	269,170	883,304	—	—	34,670	125,793	3,353	138,403	307,193	1,147,500
Initial stabilized cash rent per square foot	$146	$143	—	—	$265	$267	$42	$22	$158	$142
GAAP base rent per square foot (5)	$149	$149	—	—	$266	$267	$44	$24	$161	$147
Leasing cost per square foot	$19	$26	—	—	$21	$26	$14	$50	$19	$29
Weighted Average Lease Term (years)	7.6	7.4	—	—	1.6	2.3	6.1	9.9	6.9	7.2

Net Effective Leasing Economics (6)
Base rent	$154	$152	—	—	$266	$269	$44	$24	$165	$150
Rental concessions	$5	$4	—	—	—	$2	—	$1	$4	$3
Estimated operating expense	$26	$27	—	—	$90	$98	$1	$3	$33	$32
Net Rent	$124	$122	—	—	$175	$170	$43	$21	$129	$115

Tenant improvements	$1	$2	—	—	—	—	—	$3	$1	$2
Leasing commissions	$2	$3	—	—	$22	$21	$2	$1	$5	$5
Net Effective Rent	$121	$117	—	—	$153	$149	$41	$16	$123	$109

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	4Q17	LTM	4Q17	LTM	4Q17	LTM	4Q17	LTM	4Q17	LTM
Number of leases (3)	40	142	3	27	313	1,420	15	39	371	1,628
Rentable square feet renewed (4)	196,924	603,006	14,790	649,115	92,113	406,819	87,089	421,891	390,916	2,080,831
Expiring cash rent per square foot	$174	$150	$22	$32	$302	$291	$11	$20	$162	$114
Renewed cash rent per square foot	$176	$146	$24	$37	$312	$300	$11	$19	$166	$116
Cash Rental Rate Change	1.4%	(2.3%)	9.2%	13.6%	3.4%	3.3%	(0.7%)	(4.8%)	2.3%	1.8%

Expiring GAAP base rent per square foot (5)	$159	$138	$19	$30	$301	$290	$11	$20	$154	$110
Renewed GAAP base rent per square foot (5)	$171	$143	$27	$38	$312	$300	$11	$20	$163	$116
GAAP Base Rental Rate Change	7.1%	4.0%	41.6%	25.4%	3.8%	3.4%	3.0%	(3.4%)	5.7%	5.2%

Leasing cost per square foot	$1	$7	$6	$5	$0	$0	$0	$14	$1	$6
Weighted Average Lease Term (years)	5.8	5.5	10.0	7.7	1.3	1.4	2.0	10.2	4.1	6.3

Retention Ratio (7)	73.0%	70.4%	61.8%	62.9%	82.2%	87.5%	81.0%	66.6%	76.2%	69.7%

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

(7)	Based on square feet.

(8)	LTM includes one PBB power expansion not associated with any additional rentable square footage or kW.
Note: LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Commenced in the Quarter Ended December 31, 2017	Fourth Quarter 2017

	Turn-Key Flex® (7)		Powered Base Building® (8)		Colocation		Non-Tech		Total
Leasing Activity - New (1) (2)	4Q17	LTM	4Q17	LTM	4Q17	LTM	4Q17	LTM	4Q17	LTM

Number of leases (3)	36	140	—	—	153	630	9	42	198	812
Rentable Square Feet Leased (4)	218,191	944,545	—	—	12,490	103,523	17,152	186,653	247,833	1,234,722
Initial stabilized cash rent per square foot	$147	$151	—	—	$368	$279	$26	$20	$150	$142
GAAP base rent per square foot (5)	$150	$160	—	—	$366	$280	$25	$21	$152	$149
Leasing cost per square foot	$12	$29	—	—	$35	$29	$5	$41	$12	$31
Weighted Average Lease Term (years)	7.9	7.6	—	—	2.5	2.7	4.0	10.0	7.3	7.5

Net Effective Leasing Economics (6)
Base rent	$156	$163	—	—	$369	$282	$27	$22	$158	$152
Rental concessions	$6	$3	—	—	$2	$2	$1	$1	$6	$2
Estimated operating expense	$27	$31	—	—	$118	$93	$8	$6	$30	$32
Net Rent	$123	$129	—	—	$248	$187	$18	$15	$122	$117

Tenant improvements	—	$2	—	—	—	—	—	$3	—	$2
Leasing commissions	$2	$3	—	—	$25	$29	$1	$1	$3	$5
Net Effective Rent	$122	$124	—	—	$223	$157	$16	$12	$119	$110

	Turn-Key Flex®		Powered Base Building®		Colocation		Non-Tech		Total
Leasing Activity - Renewals (1)	4Q17	LTM	4Q17	LTM	4Q17	LTM	4Q17	LTM	4Q17	LTM
Number of leases (3)	40	146	3	26	311	1,424	13	38	367	1,634
Rentable square feet renewed (4)	134,584	588,273	14,790	579,415	79,764	397,528	80,450	419,594	309,588	1,984,810
Expiring cash rent per square foot	$184	$148	$22	$35	$285	$288	$8	$21	$157	$116
Renewed cash rent per square foot	$186	$145	$24	$40	$296	$298	$8	$20	$160	$118
Cash Rental Rate Change	1.1%	(2.5%)	9.2%	13.9%	4.1%	3.4%	(2.0%)	(4.8%)	2.5%	1.8%

Expiring GAAP base rent per square foot (5)	$170	$136	$19	$33	$285	$288	$8	$20	$150	$112
Renewed GAAP base rent per square foot (5)	$185	$142	$27	$41	$296	$298	$8	$20	$160	$118
GAAP Base Rental Rate Change	8.3%	4.4%	41.6%	25.9%	4.1%	3.4%	2.4%	(3.4%)	6.4%	5.4%

Leasing cost per square foot	$1	$7	$6	$6	$0	$0	$0	$14	$1	$7
Weighted Average Lease Term (years)	3.7	5.4	10.0	8.1	1.3	1.4	1.4	10.2	2.8	6.4

(1)	Excludes short-term, roof and garage leases.

(2)	Includes leases for new and re-leased space.

(3)	The number of leases represents the leased-unit count; a lease may include multiple units.

(4)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(5)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(6)	All dollar amounts are per square foot averaged over lease term.

(7)	LTM includes $5 million of power expansions not associated with any additional rentable square footage.

(8)	LTM includes one PBB power expansion not associated with any additional rentable square footage or kW.
Note: LTM is last twelve months, including current quarter.

Lease Expirations and Lease Distribution	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Fourth Quarter 2017

Lease Expirations

Year	Square Footage of Expiring Leases (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Available	2,528,626	10.3%
Month to Month (3)	223,507	0.9%	$59,992	2.9%	$268	$269	$60,044
2018	2,005,531	8.1%	303,772	14.5%	151	152	304,351
2019	3,444,722	14.0%	365,983	17.4%	106	109	376,296
2020	2,354,776	9.6%	265,144	12.6%	113	119	279,353
2021	2,696,638	10.9%	220,117	10.5%	82	88	237,657
2022	2,575,314	10.4%	245,781	11.7%	95	106	273,076
2023	1,457,486	5.9%	133,049	6.3%	91	101	147,498
2024	1,514,345	6.1%	127,814	6.1%	84	98	149,147
2025	1,426,676	5.8%	84,021	4.0%	59	70	99,740
2026	986,168	4.0%	87,459	4.2%	89	105	103,396
2027	780,746	3.2%	64,781	3.1%	83	105	81,644
Thereafter	2,674,475	10.8%	140,693	6.7%	53	69	185,822

Total / Wtd. Avg.	24,669,010	100.0%	$2,098,606	100.0%	$95	$104	$2,298,024

Lease Distribution

Square Feet Under Lease	Total Net Rentable Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent
Available	2,528,626	10.3%	—	—
2,500 or less	1,624,583	6.6%	$319,463	15.2%
2,501 - 10,000	2,589,701	10.5%	311,072	14.8%
10,001 - 20,000	5,739,871	23.3%	688,464	32.8%
20,001 - 40,000	4,278,349	17.3%	446,093	21.3%
40,001 - 100,000	4,318,334	17.4%	218,165	10.4%
Greater than 100,000	3,589,546	14.6%	115,349	5.5%

Total / Wtd. Avg.	24,669,010	100.0%	$2,098,606	100.0%

(1)
For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2017, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Lease Expirations - By Product Type	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Fourth Quarter 2017

Year	Square Footage of Expiring Leases (1)	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Turn-Key Flex®
Available	880,629	—	—	—	—	—
Month to Month (3)	29,748	$5,677	0.3%	$191	$191	$5,677
2018	938,920	146,782	7.0%	156	157	147,354
2019	1,630,854	245,381	11.7%	150	156	254,497
2020	1,452,923	208,402	9.9%	143	152	220,751
2021	1,220,605	179,335	8.5%	147	159	194,646
2022	1,359,326	200,530	9.6%	148	165	223,783
2023	828,619	118,142	5.6%	143	158	130,897
2024	684,775	93,135	4.4%	136	161	109,945
2025	431,056	49,399	2.4%	115	139	60,019
2026	529,286	66,647	3.2%	126	149	79,103
2027	379,661	51,625	2.5%	136	170	64,556
Thereafter	884,855	83,997	4.0%	95	122	107,707

Total / Wtd. Avg.	11,251,257	$1,449,052	69.1%	$140	$154	$1,598,935

Powered Base Building®
Available	483,941	—	—	—	—	—
Month to Month (3)	23,310	$1,237	0.1%	$53	$53	$1,237
2018	290,054	12,149	0.6%	42	42	12,149
2019	1,087,337	44,910	2.1%	41	42	45,974
2020	625,343	22,478	1.1%	36	39	24,128
2021	915,791	22,137	1.1%	24	26	23,840
2022	885,552	33,035	1.6%	37	41	36,676
2023	495,217	12,898	0.6%	26	29	14,345
2024	508,302	22,522	1.1%	44	53	26,721
2025	770,769	30,750	1.5%	40	46	35,496
2026	379,935	16,717	0.8%	44	53	19,951
2027	300,178	11,492	0.5%	38	50	14,950
Thereafter	1,256,067	52,361	2.5%	42	58	73,005

Total / Wtd. Avg.	8,021,796	$282,686	13.6%	$38	$44	$328,472

Colocation
Available	578,292	—	—	—	—	—
Month to Month (3)	154,716	$52,891	2.5%	$342	$342	$52,891
2018	473,215	136,865	6.5%	289	289	136,865
2019	232,632	69,498	3.3%	299	299	69,499
2020	143,209	30,092	1.4%	210	210	30,094
2021	37,618	9,667	0.5%	257	257	9,670
2022	24,760	6,693	0.3%	270	270	6,693
2023	947	328	—	346	346	328
2024	73,189	7,774	0.4%	106	106	7,774
2025	8,668	992	—	114	114	992
2026	12,452	3,143	0.1%	252	252	3,143
2027	—	—	—	—	—	—
Thereafter	484	665	—	1,373	1,373	665

Total / Wtd. Avg.	1,740,182	$318,608	15.0%	$274	$274	$318,614

Non-Technical
Available	585,764	—	—	—	—	—
Month to Month (3)	15,733	$187	—	$12	$15	$239
2018	303,342	7,976	0.4%	26	26	7,983
2019	493,898	6,194	0.3%	13	13	6,325
2020	133,301	4,172	0.2%	31	33	4,380
2021	522,624	8,978	0.4%	17	18	9,501
2022	305,676	5,523	0.3%	18	19	5,924
2023	132,703	1,681	0.1%	13	15	1,928
2024	248,079	4,384	0.2%	18	19	4,708
2025	216,183	2,880	0.1%	13	15	3,233
2026	64,495	952	—	15	19	1,198
2027	100,907	1,664	0.1%	16	21	2,137
Thereafter	533,070	3,669	0.2%	7	8	4,447

Total / Wtd. Avg.	3,655,775	$48,260	2.3%	$16	$17	$52,003

(1)
For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2017, multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note:	Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Fourth Quarter 2017

Customer		Number of Locations	Total Occupied Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Weighted Average Remaining Lease Term in Years
1	IBM	26	1,012,467	4.6%	$136,542	6.5%	4.2
2	Fortune 50 Software Company	16	1,642,275	7.4%	131,157	6.2%	6.3
3	Facebook, Inc.	16	813,894	3.7%	120,753	5.8%	3.5
4	Cyxtera Technologies, Inc. (3)	19	1,938,657	8.8%	77,374	3.7%	4.7
5	Oracle America, Inc.	16	511,231	2.3%	66,174	3.2%	3.2
6	Verizon	67	452,809	2.0%	60,469	2.9%	3.2
7	Fortune 25 Investment Grade-Rated Company	7	493,596	2.2%	58,554	2.8%	5.5
8	Equinix	18	959,679	4.3%	56,930	2.7%	11.4
9	Rackspace	8	480,284	2.2%	50,204	2.4%	8.8
10	LinkedIn Corporation	7	366,992	1.7%	44,647	2.1%	6.7
11	AT&T	51	656,853	3.0%	40,466	1.9%	4.4
12	Fortune 500 SaaS Provider	7	273,349	1.2%	40,344	1.9%	5.3
13	JPMorgan Chase & Co.	16	260,678	1.2%	31,702	1.5%	3.3
14	Comcast Corporation	27	166,272	0.8%	31,163	1.5%	7.2
15	DXC Technology Company	7	232,114	1.0%	29,371	1.4%	1.4
16	CenturyLink, Inc.	82	428,465	1.9%	26,717	1.3%	5.8
17	SunGard Availability Services LP	11	222,187	1.0%	24,816	1.2%	7.3
18	Morgan Stanley	9	167,085	0.8%	23,428	1.1%	4.6
19	NTT Communications Company	15	237,932	1.1%	23,419	1.1%	4.0
20	Charter Communications	18	144,163	0.7%	23,092	1.1%	6.4
	Total / Weighted Average		11,460,982	51.9%	$1,097,322	52.3%	5.5

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

(1)
Occupied square footage is calculated based on leases that commenced on or before December 31, 2017. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2017, multiplied by 12.

(3)
Represents leases with former CenturyLink, Inc. affiliates, which are our direct customers. Cyxtera Technologies, Inc. acquired the data center and colocation business, including such direct customers, of CenturyLink, Inc. in 2Q 2017.

Portfolio Summary	Financial Supplement
As of December 31, 2017	Fourth Quarter 2017

	As of
	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016
Number of Data Centers (1)
Domestic (2)	131	130	123	123	123
International	49	48	46	46	46
Unconsolidated joint ventures (1)	18	15	15	15	15
Held-for-sale	7	9	3	3	3
Total	205	202	187	187	187

Number of Buildings (1)
Domestic (2)	142	145	142	143	144
International	49	48	47	47	47
Unconsolidated joint ventures (1)	19	16	16	16	16
Held-for-sale	15	14	5	3	3
Total	225	223	210	209	210

Number of Metropolitan Areas
Domestic	18	18	19	20	20
International	12	12	12	12	12
Unconsolidated joint ventures	2	1	1	1	1
Held-for-sale	1	2	1	—	—
Total	33	33	33	33	33

Net Rentable Square Feet (3)
Domestic	20,920,679	20,758,073	17,644,614	17,444,971	17,746,428
International	3,430,671	3,430,671	3,402,990	3,367,637	3,171,265
Unconsolidated joint ventures	2,237,219	1,867,341	1,867,341	1,867,341	1,867,341
Held-for-sale	1,067,704	979,242	495,204	225,799	225,799
Total	27,656,273	27,035,327	23,410,149	22,905,748	23,010,833

Active Development (4)
Domestic	1,189,852	1,467,163	749,642	890,734	1,432,839
International	1,510,304	1,292,695	433,227	580,082	587,977
Total	2,700,156	2,759,858	1,182,869	1,470,816	2,020,816

Space Held for Development (5)
Domestic	1,283,632	1,253,516	1,291,773	1,370,990	720,009
International	290,126	311,367	311,367	199,813	200,224
Unconsolidated joint ventures	71,417	71,417	71,417	71,417	71,417
Held-for-sale	89,923	89,923	89,923	89,923	89,923
Total	1,735,098	1,726,223	1,764,480	1,732,143	1,081,573

Portfolio occupancy (6)	90.2%	90.8%	89.1%	89.4%	89.4%
Digital Realty's share occupancy (7)	89.7%	90.3%	88.5%	88.7%	88.7%
Stabilized "same-capital" pool occupancy (8)	90.0%	90.3%	90.5%	90.7%	90.3%

(1)
Includes 13 data centers held in our managed portfolio of unconsolidated joint ventures consisting of 4650 Old Ironsides Drive, Santa Clara, CA; 2950 Zanker Road, San Jose, CA; 4700 Old Ironsides Drive, Santa Clara, CA; 444 Toyama Drive, Sunnyvale, CA; 43915 Devin Shafron Drive (Bldg A), Ashburn, VA; 43790 Devin Shafron Drive (Bldg E), Ashburn, VA; 21551 Beaumeade Circle, Ashburn, VA; 7505 Mason King Court, Manassas, VA; 14901 FAA Boulevard, Fort Worth, TX; 900 Dorothy Drive, Richardson, TX; 33 Chun Choi Street, Hong Kong; and 636 Pierce Street, Somerset, NJ; five data centers held in our unconsolidated non-managed joint ventures consisting of 2001 Sixth Avenue, Seattle, WA, 2020 Fifth Avenue, Seattle, WA, Digital Osaka, Mitaka North, and Mitaka South.

(2)
43915 Devin Shafron Drive (Bldg A) is included in the data center count for all periods presented because it was separately contributed to our managed unconsolidated joint venture. Not previously included in our property count.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)	Space under active development includes current Base Building and Data Centers projects in progress (see page 30).

(5)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 34).

(6)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. Excludes buildings classified as held-for-sale. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(7)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage. Excludes buildings classified as held-for-sale. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(8)
Represents consolidated portfolio of buildings owned as of December 31, 2015 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2016-2017, buildings classified as held for sale, and buildings sold or contributed to joint ventures. Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Portfolio Overview by Product Type	Financial Supplement
Dollars in Thousands	Fourth Quarter 2017

Property	Annualized Rent (1)	Interconnection / Other	Total	Percent of Total

Corporate Data Center
Turn-Key Flex®	$1,346,921	$3,419	$1,350,340	57.7%
Powered Base Building®	203,691	—	203,691	8.7%
Colocation	92,339	25,554	117,893	5.0%
Non-Technical	38,653	61	38,714	1.6%
Corporate Data Center Total	$1,681,604	$29,034	$1,710,638	73.0%

Internet Gateway Data Center
Turn-Key Flex®	$102,131	$1,215	$103,346	4.4%
Powered Base Building®	78,995	—	78,995	3.4%
Colocation	226,269	211,848	438,117	18.7%
Non-Technical	8,349	4	8,353	0.4%
Internet Gateway Data Center Total	$415,744	$213,067	$628,811	26.9%

Non-Data Center
Non-Technical	$1,258	—	$1,258	0.1%
Non-Data Center Total	$1,258	—	$1,258	0.1%

Total	$2,098,606	$242,101	$2,340,707	100.0%

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(1)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2017, multiplied by 12.

Turn-Key Flex® & Colocation	Financial Supplement
Product Overview by Metropolitan Area (1)	Fourth Quarter 2017

Metropolitan Area	IT Load / MW Capacity (2)	Net Rentable Square Feet (3)	Occupancy % (4)	Leased Square Feet

Northern Virginia	333.6	3,728,195	94.3%	3,517,100
Chicago	128.3	1,659,704	95.0%	1,576,669
Silicon Valley	99.5	961,570	95.8%	921,296
Dallas	78.1	1,153,121	83.7%	965,040
Phoenix	45.7	703,505	80.2%	564,218
New York	45.6	1,045,598	77.8%	813,156
San Francisco	25.5	484,978	73.2%	355,212
Boston	19.0	378,456	85.2%	322,271
Los Angeles	13.7	247,549	84.3%	208,694
Houston	12.6	163,209	87.7%	143,175
Other Metropolitan Areas	27.6	458,042	83.0%	380,070
Total North America	829.2	10,983,927	88.9%	9,766,901

London, United Kingdom	90.4	1,120,144	89.2%	999,317
Amsterdam, Netherlands	18.9	154,546	75.4%	116,476
Other Metropolitan Areas	12.1	187,746	78.1%	146,624
Total Europe	121.4	1,462,436	86.3%	1,262,417

Singapore	25.9	307,451	91.8%	282,186
Other Metropolitan Areas	16.6	237,624	93.0%	221,013
Total Asia/Pacific	42.5	545,075	92.3%	503,199

Total	993.1	12,991,438	88.8%	11,532,517

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

(1)	Excludes any power associated with Powered Base Building® and Non-Technical product types.

(2)	IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes buildings classified as held-for-sale.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)
Occupancy excludes space under active development and space held for development. Excludes buildings classified as held-for-sale. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Fourth Quarter 2017

					Occupancy (5)
Metropolitan Area	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Dec-17	30-Sep-17	TKF & Colo IT Load (6)

North America

Northern Virginia	4,810,736	692,187	90,998	$459,124	94.9%	96.8%	332.1
Chicago	2,691,942	305,003	197,160	268,460	95.2%	94.4%	128.3
New York	1,907,645	34,821	278,089	195,401	84.1%	84.4%	44.9
Silicon Valley	2,185,341	65,680	—	191,508	96.8%	96.8%	99.5
Dallas	3,304,082	56,126	150,152	178,981	88.2%	89.3%	78.1
Phoenix	990,385	—	108,926	90,538	67.3%	71.7%	45.7
San Francisco	989,743	13,500	—	72,812	67.8%	67.6%	25.5
Atlanta	775,606	—	313,581	54,031	94.5%	94.6%	8.7
Boston	528,029	—	50,649	44,380	85.0%	85.0%	19.0
Los Angeles	818,479	—	—	41,528	90.1%	90.0%	13.7
Houston	392,816	—	13,969	21,311	87.9%	87.6%	12.6
Toronto, Canada	188,066	711,000	—	14,267	93.9%	93.9%	6.8
Denver	371,500	—	—	10,850	95.6%	95.6%	—
Austin	85,688	—	—	6,727	50.1%	49.9%	4.3
Miami	198,461	22,535	5,318	6,603	96.6%	96.7%	0.5
Portland	48,574	—	—	6,094	83.3%	83.3%	4.5
Minneapolis/St. Paul	406,929	—	—	5,938	85.1%	85.1%	—
Charlotte	95,499	—	—	4,447	88.0%	100.0%	1.0
Seattle	41,156	—	74,790	2,144	69.1%	70.7%	2.0
North America Total/Weighted Average	20,830,677	1,900,852	1,283,632	$1,675,144	89.4%	90.1%	827.2

EUROPE

London, United Kingdom	1,400,717	171,471	55,060	$207,397	89.7%	90.5%	90.4
Amsterdam, Netherlands	474,217	21,362	159,947	47,288	91.9%	92.0%	18.9
Dublin, Ireland	307,775	49,051	—	24,048	90.4%	90.4%	8.1
Frankfurt, Germany	47,641	120,030	—	9,829	63.1%	62.5%	3.9
Paris, France	185,994	—	—	7,191	100.0%	100.0%	—
Geneva, Switzerland	59,190	—	—	1,791	100.0%	100.0%	—
Manchester, United Kingdom	38,016	—	—	1,822	100.0%	100.0%	—
Europe Total/Weighted Average	2,513,550	361,914	215,007	$299,366	90.8%	91.3%	121.3

ASIA PACIFIC

Singapore	465,519	—	75,119	$70,825	84.6%	84.5%	25.9
Melbourne	125,329	21,241	—	16,906	91.5%	91.5%	7.2
Sydney	138,207	176,150	—	16,306	99.8%	99.8%	6.5
Osaka	—	239,999	—	—	—	—	—
Asia Pacific Total/Weighted Average	729,055	437,390	75,119	$104,037	88.7%	88.6%	39.6

Non-Data Center Properties	278,068	—	—	$1,258	100.0%	100.0%	—

Consolidated Portfolio Total/Weighted Average	24,351,350	2,700,156	1,573,758	$2,079,805	89.7%	90.3%	988.1

Held for Sale	1,067,704	—	89,923	$16,747	65.8%	67.2%	3.8

MANAGED UNCONSOLIDATED JOINT VENTURES

Northern Virginia	546,572	—	—	$26,597	99.6%	99.5%	9.0
Hong Kong	114,883	—	71,417	17,639	80.8%	80.8%	5.8
Silicon Valley	326,305	—	—	12,574	100.0%	100.0%	—
Dallas	319,876	—	—	7,541	100.0%	100.0%	—
New York	108,336	—	—	3,190	100.0%	100.0%	3.4
Managed Unconsolidated Portfolio Total/Weighted Average	1,415,972	—	71,417	$67,541	98.3%	98.3%	18.2

Managed Portfolio Total/Weighted Average	25,767,322	2,700,156	1,645,175	$2,147,346	90.1%	90.7%	1,006.3

Digital Realty Share Total/Weighted Average (7)	24,669,010	2,700,156	1,609,466	$2,098,606	89.7%	90.4%	993.1

NON-MANAGED UNCONSOLIDATED JOINT VENTURES

Seattle	451,369	—	—	$52,779	97.9%	97.5%	—
Osaka	92,682	—	—	14,703	89.2%	—	7.6
Tokyo	277,196	—	—	21,099	87.0%	—	15.5
Non-Managed Portfolio Total/Weighted Average	821,247	—	—	$88,581	93.3%	97.5%	23.1

Portfolio Total/Weighted Average	26,588,569	2,700,156	1,645,175	$2,235,927	90.2%	90.9%	1,029.4

(1)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 30).

(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 34).

(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2017, multiplied by 12.

(5)
Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(6)
IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes any power associated with Powered Base Building® and Non-Technical product types.

(7)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	Fourth Quarter 2017

	Base Building Construction					Data Center Construction

			A	B	A + B				A	B	A + B							A		B		A + B
Metropolitan Area	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	# of Locations	Total Square Feet	kW	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	% Leased	Average Expected Completion Period	Est. GAAP Yield. (4)	Est. Stabilized Cash Yield (4)	# of Locations	Total Square Feet	Current Investment (1)		Future Funding Req. (2)		Total Expected Investment (3)
Chicago	1	33,892	$13,615	$385	$14,000	1	271,111	27,200	$224,844	$19,859	$244,703	52.9%	2Q18			1	305,003	$238,459		$20,244		$258,703
Dallas	—	—	—	—	—	1	56,126	3,600	36,040	2,065	38,105	100.0%	1Q18			1	56,126	36,040		2,065		38,105
Miami	—	—	—	—	—	1	22,535	800	10,880	6,051	16,931	—	1Q18			1	22,535	10,880		6,051		16,931
Northern Virginia	1	202,465	15,657	2,022	17,679	3	489,722	46,600	206,751	171,927	378,678	70.6%	2Q18			3	692,187	222,408		173,949		396,357
New York	—	—	—	—	—	2	34,821	2,400	15,148	22,706	37,854	50.0%	2Q18			2	34,821	15,148		22,706		37,854
San Francisco	—	—	—	—	—	1	13,500	1,200	6,492	11,581	18,073	100.0%	1Q18			1	13,500	6,492		11,581		18,073
Silicon Valley	—	—	—	—	—	1	65,680	6,000	52,844	22,441	75,285	—	1Q18			1	65,680	52,844		22,441		75,285
Toronto	1	607,000	120,221	28,693	148,914	1	104,000	6,000	64,342	10,238	74,580	—	1Q18			1	711,000	184,563		38,931		223,494
North America	3	843,357	$149,493	$31,100	$180,593	11	1,057,495	93,800	$617,341	$266,868	$884,209	56.8%		11.7%	11.0%	11	1,900,852	$766,834		$297,968		$1,064,802

Amsterdam	—	—	—	—	—	1	21,362	2,000	$20,331	$2,054	$22,385	—	1Q18			1	21,362	$20,331		$2,054		$22,385
Dublin	1	27,432	$2,403	$7,746	$10,149	1	21,619	3,000	2,412	23,389	25,801	43.3%	4Q18			1	49,051	4,815		31,135		35,950
Frankfurt	1	81,094	26,268	3,444	29,712	1	38,936	3,000	35,120	10,961	46,081	—	1Q18			1	120,030	61,388		14,405		75,793
London	1	76,123	28,021	9,088	37,109	2	95,348	7,000	57,585	48,211	105,796	57.1%	1Q18			2	171,471	85,606		57,299		142,905
Europe	3	184,649	$56,692	$20,278	$76,970	5	177,265	15,000	$115,448	$84,615	$200,063	35.3%		10.3%	9.4%	5	361,914	$172,140		$104,893		$277,033

Melbourne	—	—	—	—	—	1	21,241	2,400	$7,058	$15,076	$22,134	—	3Q18			1	21,241	$7,058	—	$15,076	—	$22,134
Osaka	1	183,749	$11,168	$73,941	$85,109	1	56,250	7,000	3,723	88,012	91,735	—	2Q19			1	239,999	14,891		161,953		176,844
Sydney	1	122,008	4,740	24,188	28,928	1	54,142	4,800	4,436	46,103	50,539	68.6%	4Q18			1	176,150	9,176		70,291		79,467
Asia Pacific	2	305,757	15,908	98,129	114,037	3	131,633	14,200	$15,217	$149,191	$164,408	23.2%		10.6%	10.1%	3	437,390	$31,125		$247,320		$278,445

Total	8	1,333,763	$222,093	$149,507	$371,600	19	1,366,393	123,000	$748,006	$500,674	$1,248,680	50.3%		11.3%	10.6%	19	2,700,156	$970,099		$650,181		$1,620,280

(1)	Represents costs incurred through December 31, 2017.

(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

(3)
For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.

(4)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. Yields on international development assets are net of income taxes where applicable. These yields are based on current estimates and actual results may vary.

Note:	Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Development Lifecycle - In Service	Financial Supplement
Dollars in Thousands	Fourth Quarter 2017

	Pre-Stabilized (1)
Metropolitan Area	# of Locations	Total Square Feet	kW	Total Current Investment (2)	% Leased	Est. GAAP Yield. (3)	Est. Stabilized Cash Yield (3)
Austin	1	15,653	625	$9,450	—
Boston	1	6,413	217	3,408	—
Chicago	1	34,643	2,704	28,888	—
Dallas	1	120,384	10,000	84,722	20.0%
Houston	1	15,141	1,108	13,043	—
Northern Virginia	1	39,527	3,600	30,055	100.0%
North America	6	231,761	18,254	$169,566	30.7%	11.6%	11.4%

Dublin	1	6,328	620	$7,471	—
London	2	36,994	3,739	31,568	—
Europe	3	43,322	4,359	$39,039	—	10.7%	10.1%

Singapore	2	25,365	2,257	$29,398	1.1%
Asia Pacific	2	25,365	2,257	$29,398	1.1%	13.5%	12.7%

Subtotal Consolidated Portfolio	11	300,448	24,870	$238,003	22.6%	11.7%	11.4%

Hong Kong	1	22,095	1,200	$19,749	—
Subtotal Unconsolidated JV (4)	1	22,095	1,200	$19,749	—	14.0%	13.2%

Grand Total	12	322,543	26,070	$257,752	21.6%	11.9%	11.5%

(1)	In-service inventory requiring lease commencement.

(2)
Represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project as of December 31, 2017.

(3)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. Yields on international development assets are net of income taxes where applicable. These yields are based on current estimates and actual results may vary.

(4)	Square footage, kW and investment figures shown in the table above represent the gross amounts at the joint venture level. For Hong Kong, Digital Realty's ownership percentage is 50%.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Fourth Quarter 2017

Construction Projects in Progress	Net Rentable Square Feet (5)	Acreage	Current Investment (6)	Future Investment (7)	Total Investment	Total Cost/ Net Rentable Square Foot
Development Lifecycle
Land Held for Development (1)	N/A	538.5	$352,406	—	$352,406
Development Construction in Progress
Space Held for Development (1)	1,573,758	N/A	416,553	—	416,553	$265
Base Building Construction (2)	1,333,763	N/A	222,093	$149,507	371,600	279
Data Center Construction	1,366,393	N/A	748,006	500,674	1,248,680	914
Equipment Pool & Other Inventory (3)	N/A	N/A	7,245	—	7,245
Campus, Tenant Improvements & Other (4)	N/A	N/A	5,787	8,360	14,147
Total Development Construction in Progress	4,273,914		$1,399,684	$658,541	$2,058,225

Enhancement & Other			$8,416	$27,209	$35,625
Recurring			23,985	29,184	53,169
Total Construction in Progress			$1,784,491	$714,934	$2,499,425

(1)	Land and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.

(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.

(3)	Represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.

(4)
Represents improvements in progress as of December 31, 2017 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements.

(5)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(6)	Represents costs incurred through December 31, 2017.

(7)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	Fourth Quarter 2017

	Three Months Ended					Twelve Months Ended
	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16	31-Dec-17	31-Dec-16

Non-Recurring Capital Expenditures (1)
Development	$314,580	$226,767	$171,128	$199,742	$160,313	$912,217	$573,960
Enhancements and Other Non-Recurring	443	1,359	1,722	2,816	1,371	6,340	4,753
Total Non-Recurring Capital Expenditures	$315,023	$228,126	$172,850	$202,558	$161,684	$918,557	$578,713

Recurring Capital Expenditures (2)	$45,298	$34,664	$26,740	$29,588	$21,246	$136,290	$75,476

Total Direct Capital Expenditures	$360,321	$262,791	$199,590	$232,146	$182,930	$1,054,848	$654,189

Indirect Capital Expenditures
Capitalized Interest	$8,045	$5,285	$3,770	$4,614	$4,877	$21,714	$16,324
Capitalized Overhead	18,376	19,731	18,351	17,599	18,474	74,057	68,901
Total Indirect Capital Expenditures	$26,421	$25,016	$22,121	$22,213	$23,351	$95,771	$85,225

Timing / FX adjustments	—	—	—	—	2,436	—	18,668

Total Improvements to and Advances for Investment in Real Estate	$386,742	$287,807	$221,711	$254,359	$208,717	$1,150,619	$758,082

Consolidated Portfolio Net Rentable Square Feet (3)	24,669,010	24,506,404	21,364,861	21,129,928	21,235,352	24,669,010	21,235,352

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.

(2)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(3)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle - Held for Development	Financial Supplement
Dollars in Thousands	Fourth Quarter 2017

	Land Inventory (1)			Space Held for Development

Metropolitan Area	# of Locations	Acres	Current Investment (2)	# of Locations	Total Square Feet	Current Investment (2)
Atlanta	—	—	—	1	313,581	$21,743
Boston	—	—	—	1	50,649	23,619
Chicago	2	20.1	$57,380	5	197,160	87,597
Dallas	3	116.3	30,922	4	150,152	19,461
Houston	—	—	—	1	13,969	2,726
Miami	—	—	—	1	5,318	155
New York	1	34.2	42,201	7	278,089	83,760
Northern Virginia	4	233.6	143,401	4	90,998	3,141
Phoenix	2	56.5	12,260	1	108,926	12,369
Portland	2	46.7	18,610	—	—	—
Silicon Valley	1	2.0	5,716	—	—	—
Seattle	—	—	—	1	74,790	7,736
North America	15	509.4	$310,490	26	1,283,632	$262,307

Amsterdam, Netherlands	1	5.1	$7,994	2	159,947	$64,094
Dublin, Ireland	1	5.0	7,026	—	—	—
Frankfurt, Germany	1	4.0	6,699	—	—	—
London, England	1	6.7	13,424	3	55,060	12,723
Europe	4	20.8	$35,143	5	215,007	$76,817

Melbourne	1	4.1	$1,767	—	—	—
Osaka	1	4.2	5,006	—	—	—
Singapore	—	—	—	1	75,119	$77,429
Asia Pacific	2	8.3	$6,773	1	75,119	$77,429

Subtotal Consolidated Portfolio	21	538.5	$352,406	32	1,573,758	$416,553

Hong Kong	—	—	—	1	71,417	$14,883
Subtotal Unconsolidated JV	—	—	—	1	71,417	$14,883

Grand Total	21	538.5	$352,406	33	1,645,175	$431,436

(1)	Represents buildings acquired to support ground-up development.

(2)	Represents costs incurred through December 31, 2017. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Acquisitions / Dispositions / Joint Ventures	Financial Supplement
Dollars in Thousands	Fourth Quarter 2017

Acquisitions:
Property	Metropolitan Area	Date Acquired	Purchase Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
505 North Railroad Avenue	Chicago	12/14/17	$315,000	7.0%	186,643	64,508	100%
Lawn House Close Car Park	London	12/14/17	$29,500	3.6%	131,532	—	N/A
330 E. Cermak (land)	Chicago	12/21/17	$25,000	N/A	—	—	N/A
Total			$369,500		318,175	64,508

Dispositions:
Property	Metropolitan Area	Date Sold	Sale Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
44874 Moran Road	Northern Virginia	10/6/17	$34,000	7.4%	78,295	—	100%
1 Solutions Parkway	St. Louis	11/28/17	$36,500	7.0%	156,000	—	100%
Total			$70,500	7.1%	234,295	—

Joint Venture Contributions:
Property	Metropolitan Area	Date Invested	Contribution Price	Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
Mitsubishi JV	Osaka	11/1/17	$166,400	6.4%	92,682	—	87%
Total			$166,400	—	—	—

(1)
We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to tenants.

(2)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(3)	Occupancy excludes space under active development and space held for development.

Unconsolidated Joint Ventures ("JVs")	Financial Supplement
Dollars in Thousands	Fourth Quarter 2017

	As of December 31, 2017
Summary Balance Sheet - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Mitsubishi	Prudential	Griffin	Colovore	Total

Undepreciated book value of operating real estate	$129,267	$48,574	$153,041	$326,363	$441,533	$124,593	$17,696	$1,241,067
Accumulated depreciation & amortization	(102,334)	(3,266)	(19,606)	(386)	(41,566)	(10,217)	(1,743)	(179,118)
Net Book Value of Operating Real Estate	$26,933	$45,308	$133,435	$325,977	$399,967	$114,376	$15,953	$1,061,949
Other assets	23,548	9,286	58,636	126,086	56,945	36,815	1,741	313,057
Total Assets	$50,481	$54,594	$192,071	$452,063	$456,912	$151,191	$17,694	$1,375,006

Debt	134,472	47,000	—	221,851	207,687	101,680	—	712,690
Other liabilities	4,092	249	5,598	67,111	77,363	2,540	236	157,189
Equity / (deficit)	(88,083)	7,345	186,473	163,101	171,862	46,971	17,458	505,127
Total Liabilities and Equity	$50,481	$54,594	$192,071	$452,063	$456,912	$151,191	$17,694	$1,375,006

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$67,236	$23,500	—	$110,926	$41,537	$20,336	—	$263,535

	Three Months Ended December 31, 2017
Summary Statement of Operations - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street	Mitsubishi	Prudential	Griffin	Colovore	Total

Total revenues	$12,387	$2,294	$4,908	$7,927	$10,555	$4,840	$2,262	$45,173
Operating expenses	(4,157)	(471)	(1,927)	(4,218)	(2,132)	(1,974)	(1,482)	(16,361)
Net Operating Income (NOI)	$8,230	$1,823	$2,981	$3,709	$8,423	$2,866	$780	$28,812

Straight-line rental revenue	$19	—	$129	($661)	($252)	($38)	—	($803)
Above- and below-market rent	—	—	—	—	(749)	924	—	175
Cash Net Operating Income (NOI)	$8,249	$1,823	$3,110	$3,048	$7,422	$3,752	$780	$28,184

Interest expense	($1,052)	($393)	($1)	($597)	($1,717)	($1,018)	($633)	($5,411)
Depreciation & amortization	(1,531)	(211)	(1,696)	(969)	(3,183)	(2,251)	(194)	(10,035)
Other income / (expense)	51	1	(702)	(1,035)	(41)	(140)	(101)	(1,967)
Total Non-Operating Expenses	($2,532)	($603)	($2,399)	($2,601)	($4,941)	($3,409)	($928)	($17,413)

Net Income	$5,698	$1,220	$582	$1,108	$3,482	($543)	($148)	$11,399

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	50.0%	20.0%	20.0%	17.0%

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$4,115	$912	$1,491	$1,855	$1,685	$573	$133	$10,764

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$4,125	$912	$1,555	$1,524	$1,484	$750	$133	$10,483

Digital Realty's income (loss) from unconsolidated JVs (1)	$3,000	$610	$291	$554	$1,006	$488	($25)	$5,924

Digital Realty's Pro Rata Share of FFO (2)	$3,766	$716	$1,139	$1,039	$1,643	$938	$8	$9,249

Digital Realty's Fee Income from JV	—	—	$141	$196	$781	$409	—	$1,527

(1)	Values represent Digital Realty's basis and may not be comparable to values reflected in the entities' standalone financial statements calculated on a different basis.

(2)	For a definition of FFO, see page 38.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2017

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	Three Months Ended
	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16

Net (Loss) Income Available to Common Stockholders	$53,306	($4,139)	$57,837	$66,145	$77,682
Interest	73,989	71,621	57,582	55,450	56,226
(Gain) loss from early extinguishment of debt	—	(1,990)	—	—	29
Tax expense	545	2,494	2,639	2,223	2,304
Depreciation & amortization	287,973	199,914	178,111	176,466	176,581
Impairment of investments in real estate	—	28,992	—	—	—
EBITDA	$415,813	$296,892	$296,169	$300,284	$312,822
Severance, equity acceleration, and legal expenses	1,209	2,288	365	869	672
Transaction and integration expenses	15,681	42,809	14,235	3,323	8,961
(Gain) loss on real estate transactions	(30,746)	(9,751)	(380)	522	195
Non-cash (gain) on lease termination (2)	—	—	—	—	(29,205)
Equity in earnings adjustment for non-core items	—	—	(3,285)	—	—
Other non-core expense adjustments	2	3,051	24	—	236
Non-controlling interests	6,023	40	920	1,025	1,065
Preferred stock dividends, including undeclared dividends	20,329	16,575	14,505	17,393	17,393
Issuance costs associated with redeemed preferred stock	—	—	6,309	—	—
Adjusted EBITDA	$428,311	$351,904	$328,862	$323,416	$312,139

	Three Months Ended
Financial Ratios	31-Dec-17	30-Sep-17	30-Jun-17	31-Mar-17	31-Dec-16

Total GAAP interest expense	$73,989	$71,621	$57,582	$55,450	$56,226
Bridge facility fees	—	(3,182)	—	—	—
Capitalized interest	8,045	5,285	3,770	4,614	4,877
Change in accrued interest and other non-cash amounts	(29,588)	(15,643)	2,951	(1,631)	(11,976)
Cash Interest Expense (3)	$52,446	$58,081	$64,303	$58,433	$49,127

Scheduled debt principal payments	141	138	135	132	631
Preferred dividends	20,329	16,575	14,505	17,393	17,393
Total Fixed Charges (4)	$102,504	$93,619	$75,992	$77,589	$79,127

Coverage
Interest coverage ratio (5)	5.2x	4.8x	5.4x	5.4x	5.1x
Cash interest coverage ratio (6)	8.2x	6.1x	5.1x	5.5x	6.4x
Fixed charge coverage ratio (7)	4.2x	3.9x	4.3x	4.2x	3.9x
Cash fixed charge coverage ratio (8)	5.9x	4.7x	4.2x	4.3x	4.6x

Leverage
Debt to total enterprise value (9) (10)	25.2%	24.2%	24.9%	25.3%	25.7%
Debt plus preferred stock to total enterprise value (10)(11)	28.9%	27.8%	28.2%	29.6%	30.3%
Pre-tax income to interest expense (12)	2.1x	1.2x	2.4x	2.5x	2.7x
Net Debt to Adjusted EBITDA (13)	5.2x	6.0x	5.1x	4.9x	4.8x

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see page 38.

(2)	4Q 2016 amount included in Other revenue on the income statement.

(3)
Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.

(4)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(5)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest, excluding bridge facility fees.

(6)	Adjusted EBITDA divided by cash interest expense.

(7)	Adjusted EBITDA divided by fixed charges excluding bridge facility fees.

(8)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends.

(9)	Mortgage debt and other loans divided by market value of equity plus debt plus preferred stock.

(10)	Total enterprise value defined as market value of common equity plus debt plus preferred stock. See page 7 for definition of market value of common equity.

(11)	Same as (9), except numerator includes preferred stock.

(12)	Calculated as net income plus interest expense divided by GAAP interest expense.

(13)
Calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus Digital Realty's share of joint venture debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Fourth Quarter 2017

Funds From Operations (FFO):
We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, impairment charges, real estate related depreciation and amortization (excluding amortization of deferred financing costs), non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations:
We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) transaction and integration expenses, (iii) gain (loss) from early extinguishment of debt, (iv) issuance costs associated with redeemed preferred stock, (v) equity in earnings adjustment for non-core items, (vi) severance, equity acceleration, and legal expenses, (vii) bridge facility fees, (viii) loss on currency forwards and (ix) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may calculate core FFO differently than we do and accordingly, our core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):
We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rent revenue, (vi) straight-line rent expense, (vii) above- and below-market rent amortization, (viii) deferred non-cash tax expense, (ix) capitalized leasing compensation, (x) recurring capital expenditures and (xi) capitalized internal leasing commissions. Other REITs may calculate AFFO differently than we do and accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:
We believe that earnings before interest, loss from early extinguishment of debt, income taxes, depreciation and amortization, and impairment of investments in real estate, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, severance-related expense, equity acceleration, and legal expenses, transaction and integration expenses, (gain) loss on real estate transactions, non-cash (gain) on lease termination, equity in earnings adjustment for non-core items, other non-core expense adjustments, noncontrolling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding severance-related expense, equity acceleration, and legal expenses, transaction and integration expenses, (gain) loss on real estate transactions, non-cash (gain) on lease termination, equity in earnings adjustment for non-core items, other non-core expense adjustments, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Fourth Quarter 2017

Net Operating Income (NOI) and Cash NOI:
Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may not calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.
Additional Definitions
Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value, plus capital lease obligations, plus our share of JV debt, less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA (inclusive of our share of JV EBITDA) multiplied by four.
Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.
Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended December 31, 2017, GAAP interest expense was $74 million, capitalized interest was $8 million and scheduled debt principal payments and preferred dividends was $20 million.

	Three Months Ended			Twelve Months Ended
Reconciliation of Net Operating Income (NOI) (in thousands)	31-Dec-17	30-Sep-17	31-Dec-16	31-Dec-17	31-Dec-16

Operating income	$117,198	$66,157	$151,122	$451,295	$497,286

Fee income	(1,386)	(1,662)	(1,718)	(6,372)	(6,285)
Other income	(447)	(208)	(33,104)	(1,031)	(33,197)
Depreciation and amortization	287,973	199,914	176,581	842,464	699,324
General and administrative	44,311	41,477	40,481	156,710	146,525
Severance, equity acceleration, and legal expenses	1,209	2,288	672	4,731	6,208
Transaction expenses	15,681	42,809	8,961	76,048	20,491
Impairment in investments in real estate	—	28,992	—	28,992	—
Other expenses	2	3,051	236	3,077	213

Net Operating Income	$464,541	$382,818	$343,231	$1,555,914	$1,330,565

Cash Net Operating Income (Cash NOI)

Net Operating Income	$464,541	$382,818	$343,231	$1,555,914	$1,330,565
Straight-line rent, net	(9,331)	2,436	(236)	(4,489)	1,913
Above- and below-market rent amortization	6,633	(873)	(2,048)	1,840	(8,313)

Cash Net Operating Income	$461,843	$384,381	$340,947	$1,553,265	$1,324,165

Forward- Looking Statements	Financial Supplement
Fourth Quarter 2017

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward looking statements include statements relating to: the merger with DuPont Fabros Technology, Inc., our joint venture in Japan, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company's FFO, core FFO, and net income outlook and underlying assumptions, including information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, supply and demand, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2018 backlog NOI, NAV components, 2018 guidance and underlying assumptions, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	the impact of current global economic, credit and market conditions

•	current local economic conditions in our geographic markets;

•	decreases in information technology spending, including as a result of economic slowdowns or recession;

•	adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges);

•	our dependence upon significant tenants;

•	bankruptcy or insolvency of a major tenant or a significant number of smaller tenants;

•	defaults on or non-renewal of leases by tenants;

•	our failure to obtain necessary debt and equity financing;

•
risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;

•	financial market fluctuations;

•	changes in foreign currency exchange rates;

•	our inability to manage our growth effectively;

•	difficulty acquiring or operating data centers in foreign jurisdictions;

•	our failure to successfully integrate and operate acquired or developed data centers or businesses;

•
the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity, failure of our physical and information security infrastructure or services or availability of power;

•	risks related to joint venture investments, including as a result of our lack of control of such investments;

•	delays or unexpected costs in development of data centers;

•	decreased rental rates, increased operating costs or increased vacancy rates;

•	increased competition or available supply of data center space;

•	our inability to successfully develop and lease new data centers and development space;

•	difficulties in identifying data centers to acquire and completing acquisitions;

•	our inability to acquire off-market data centers;

•	the impact of the United Kingdom’s referendum on withdrawal from the European Union on global financial markets and our business;

•	our inability to comply with the rules and regulations applicable to reporting companies;

•	our failure to maintain our status as a REIT;

•	possible adverse changes to tax laws;

•	restrictions on our ability to engage in certain business activities;

•	environmental uncertainties and risks related to natural disasters;

•	losses in excess of our insurance coverage;

•	changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and

•	changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2016, our current report on Form 8-K filed July 10, 2017 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.
Digital Realty, Digital Realty Trust, the Digital Realty logo, Turn-Key Flex and Powered Base Building are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries.
Note: Subtotals and totals may not equal the amounts reflected due to rounding.